                                U.S.$ 500,000,000

                MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT

                                     between

                              INCENTIVE TREASURY AB

                                   as borrower

                                  INCENTIVE AB

                                  as guarantor

                          DEUTSCHE BANK LUXEMBOURG S.A.
                     ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN

                                  as arrangers

                          DEUTSCHE BANK LUXEMBOURG S.A.

                                    as agent

                                       and

                                     OTHERS

                                 Clifford Chance
                                    Frankfurt

                                    CONTENTS

Clause                                                                  Page No.

                                     Part 1

                                 INTERPRETATION
      1.    Interpretation.................................................  1

                                     Part 2

                                  THE FACILITY
      2.    The Facility...................................................  9
      3.    Purpose........................................................  9
      4.    Conditions Precedent...........................................  9
      5.    Nature of Banks' Obligations...................................  9

                                     Part 3

                           UTILISATION OF THE FACILITY
      6.    Utilisation of the Facility.................................... 10

                                     Part 4

                                    INTEREST
      7.    Interest....................................................... 13
      8.    Market Disruption and Alternative Interest Rates............... 13

                                     Part 5

                           REPAYMENT AND CANCELLATION
      9.    Repayment...................................................... 14
      10.   Cancellation................................................... 14

                                     Part 6

                            CHANGES IN CIRCUMSTANCES
      11.   Taxes.......................................................... 16

      12.   Tax Receipts and Mitigation.................................... 17
      13.   Increased Costs................................................ 17
      14.   Illegality..................................................... 18

                                     Part 7

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT
      15.   Representations................................................ 19
      16.   Financial Information.......................................... 22
      17.   Covenants...................................................... 23
      18.   Events of Default.............................................. 28

                                     Part 8

                                    GUARANTEE
      19.   Guarantee...................................................... 31
      20.   Preservation of Rights......................................... 31

                                     Part 9

                         DEFAULT INTEREST AND INDEMNITY
      21.   Default Interest and Indemnity................................. 34

                                     Part 10

                                    PAYMENTS
      22.   Currency of Account and Payment................................ 36
      23.   Payments....................................................... 37
      24.   Set-Off........................................................ 39
      25.   Redistribution of Payments..................................... 39

                                     Part 11

                            FEES, COSTS AND EXPENSES
      26.    Fees.......................................................... 41
      27.    Costs and Expenses............................................ 41

                                     Part 12

                                AGENCY PROVISIONS
      28.    The Agent, the Arrangers and the Banks........................ 43

                                     Part 13

                            ASSIGNMENTS AND TRANSFERS
      29.   Benefit of Agreement........................................... 47
      30.   Assignments and Transfers by the Obligors...................... 47
      31.   Assignments and Transfers by Banks............................. 47

                                     Part 15

                              LAW AND JURISDICTION
      37.   Law............................................................ 51
      38.   Jurisdiction................................................... 51

                                  THE SCHEDULES

The First Schedule               :     The Banks
The Second Schedule              :     Form of Transfer Certificate
The Third Schedule               :     Condition Precedent Documents
The Fourth Schedule              :     Notice of Drawdown
The Fifth Schedule               :     European Currency Unit
The Sixth Schedule               :     Form of LC Notification
The Seventh Schedule             :     Opinion of the Borrower's and
                                       Guarantor's Swedish Counsel
The Eighth Schedule              :     Opinion of the Banks' Swedish Counsel
The Ninth Schedule               :     Associated Costs Rate

            THIS AGREEMENT is made the 24th day of May 1995

            BETWEEN

                  (1)   INCENTIVE TREASURY AB (the "Borrower");

                  (2)   INCENTIVE AB (the "Guarantor");

                  (3) DEUTSCHE BANK LUXEMBOURG S.A. and ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN (the "Arrangers"),

                  (4)   DEUTSCHE BANK LUXEMBOURG S.A.  (the "Agent"); and

                  (5) THE FINANCIAL INSTITUTIONS named in the First Schedule (the "Banks").

            NOW IT IS HEREBY AGREED as follows:

                                     Part 1

                                 INTERPRETATION

            1.    Interpretation

            1.1   In this Agreement:

            "Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks hereunder;

            "Associated Costs Rate" means, in relation to any Advance or unpaid sum denominated in sterling, the rate determined in accordance with the Ninth Schedule;

            "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less the aggregate of its portions of the Dollar Amounts of the Advances which are then outstanding Provided that such amount shall not be less than zero;

            "Available Facility" means, at any time, the aggregate amount of the Available Commitments at such time;

            "Commitment" means, in relation to a Bank at any time and save as otherwise provided herein (in particular in Clause 10.4), the amount set opposite its name in the First Schedule;

            "Consolidated Relevant Total Assets" means the consolidated total assets of the Group as shown in the latest audited consolidated accounts of the Guarantor less

                  (a) the Relevant Total Assets of any member of the Group which is listed an a recognised Stock Exchange and which is not a Principal Subsidiary;

                  (b) the Relevant Total Assets of WABCO at any time when WABCO is not a Principal Subsidiary; and

                  (c) the value of all intangible assets (including goodwill),

      in each case as such assets in (a), (b) or (c) are reflected in the latest audited consolidated accounts of the Guarantor;

            "December 1994 Advance" means the advance in a principal amount of $150,000,000 made to Incentive Treasury AB on 23 December 1994, under the 1994 Facility and having a repayment date on 26 June 1995;

            "Dollar Amount" means:

                  (i) in relation to any Advance, the, amount thereof requested in the Notice of Drawdown relating thereto (as the same may be reduced pursuant to Clause 6.8);

                  (ii) in relation to the Loan, the aggregate of the Dollar
            Amounts of the outstanding Advances; and

                  (iii) in relation to any Letter of Credit, the amount in
            dollars thereof notified to the Agent in the LC Notification or, if such Letter of Credit is not denominated in dollars, the equivalent of such amount calculated as at the date of issue of such Letter of Credit.

            "Event of Default" means any of those events specified in Clause
      18.1;

            "Facility" means the multicurrency revolving credit facility granted to the Borrower in this Agreement;

            "Facility Office" means, in relation to the Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select;

            "Final Maturity Date" means the day which is 84 months after the date hereof;

            "Financing Subsidiary" means a subsidiary of the Borrower the sole or principal activity of which is to provide finance to the Group;

            "Financial Indebtedness" means indebtedness for or in respect of money borrowed or raised by whatever means including, without limitation, by means of acceptances under any acceptance credit facility, the issue of loan stock and any obligations evidenced by bonds, debentures, notes or other similar instruments, any liability in respect of leases entered into for the purpose of raising or obtaining finance or deposits, the entering into swaps or other derivative instruments or any other transaction having the commercial effect of borrowing;

            "Gambro" means Gambro AB of Lund, Sweden;

            "Group" means the Guarantor and its subsidiaries for the time being;

            "Group Pension Fund" means Arbetsmarknadsforsakringar
      Pensionsforsakringsaktlebolag;

            "Instructing Group" means:

                  (i) whilst no Advances are outstanding hereunder, a Bank or group of Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than fifty per cent. (50%) of the Total Commitments; and

                  (ii) whilst at least one Advance is outstanding hereunder, a
            Bank or group of Banks to whom in aggregate more than fifty per cent. (50%) of the Dollar Amount of the Loan is owed;

            "LC Agreement" means any agreement entered into by the Borrower and a Bank or Banks pursuant to which such Bank or Banks agree(s) to issue a Letter of Credit on terms agreed between the Borrower and such Bank or Banks and in respect of which a LC Notification has been delivered to the Agent and the Agent has reduced such Bank's or Banks' Available Commitment pursuant to Clause 10.4;

            "LC Notification" means a notice to be delivered pursuant to Clause
      10.4 by the Borrower and a Bank to the Agent in the form or substantially in the form set out in the Sixth Schedule;

            "Letter of Credit" means a letter of credit issued or to be issued by a Bank or Banks on behalf of the Borrower;

            "LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum determined by the Agent to be equal to (a) the offered rates (if any) appearing on page 3740 or, as applicable, 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in the currency in which such Advance or unpaid sum is to be or is denominated (or such other page as may replace that page) for the specified period at 11:00 a.m. London time (or Paris time, if the currency is Eurosterling) on the Quotation Date for such period or, if no such rates are quoted, (b) the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market (or in the Paris Interbank Market, if the currency is Eurosterling) deposits in the currency in which such Advance or unpaid sum is to be denominated and for the specified period at or about 11:00 a.m. London time (or Paris time, if the currency is Eurosterling) on the Quotation Date for such period and, for the purposes of this definition, "specified period" means the Term of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

            "Loan" means the aggregate principal amount for the time being outstanding hereunder;

            "Margin" means for the period from the date hereof until the falling 48 months after the date hereof 0.20 per cent per annum and thereafter
      0.25 per cent per annum;

            "Material Subsidiary" means the Borrower or any other subsidiary of the Guarantor whose assets or revenues represent more than 10 per cent. of the consolidated total assets or revenues of the Group as shown in the latest audited consolidated accounts of the Guarantor;

            "1994 Facility" mean the Multicurrency Revolving Credit Facility Agreement dated 17 June 1994 as amended and made between Incentive Treasury AB as borrower, Incentive AB as guarantor, Deutsche Bank Luxembourg S.A. and Enskilda Corporate, Skandinaviska Enskilda Banken as arrangers, Deutsche Bank Luxembourg S.A. as agent and the financial institutions defined therein as Banks;

            "Notice of Drawdown" means a notice substantially in the form set out in the Fourth Schedule;

            "Obligors" means the Borrower and the Guarantor;

            "Optional Currency" means any eurocurrency (other than dollars but including ECU) which is freely transferable and freely convertible into dollars;

            "Original Financial Statements" means:

                  (i) in relation to the Borrower, its audited financial
            statements for its financial year ended December 31st, 1994, and

                  (ii) in relation to the Guarantor, its audited consolidated and unconsolidated financial statements for its financial year ended December 31st, 1994;

            "Potential Event of Default" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

            "Principal Subsidiaries" means (a) the Borrower and its subsidiaries, (b) any other subsidiary of the Guarantor in which the Guarantor holds directly or indirectly more than 90 per cent. of the share capital or the voting rights and which is not listed on a recognised Stock Exchange, (c) any other subsidiary of the Guarantor in which the Guarantor holds directly or indirectly 95% or more of the share capital and the voting rights and which is listed on a recognised Stock Exchange, (d) at all times, Gambro and (e) any other subsidiary of the Guarantor nominated as a Principal Subsidiary by the Guarantor (until such time as the Guarantor notifies the Agent that such Subsidiary is no longer to be a Principal Subsidiary), provided that the Guarantor shall at all times ensure that Relevant Total Assets of the Guarantor and the Principal Subsidiaries shall be at least 80 per cent. of Consolidated Relevant Total Assets.

            "Proportion" means, in relation to a Bank:

                  (i) whilst no Advances are outstanding hereunder, the
            proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

                  (ii) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the aggregate Dollar Amounts of the Advance(s) to the aggregate Dollar Amounts of the Advance(s);

            "Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market (or if the relevant currency is Eurosterling, the Paris Interbank Market) for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

            "Reference Banks" means Deutsche Bank Luxembourg S.A. and the principal London (in the case of sterling. Paris) offices of Enskilda, Skandinaviska Enskilda Banken and Citibank International Plc or such other bank or banks as may from time to time be agreed between the Borrower and an Instructing Group;

            "Relevant Total Assets" means in relation to any member of the Group its total assets as shown in its latest audited unconsolidated accounts less

                  (i) the aggregate of all receivables due from other members of the Group in each case as shown in its latest audited unconsolidated accounts; and

                  (ii) the value of all intangible assets (including goodwill)
            in each case as shown in its latest audited unconsolidated accounts;

            "Repayment Date" means, in relation to any Advance, the last day of the Term thereof;

            "Supplemental Information Memorandum' means the document concerning the Obligors which, at their request and on their behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected banks during April 1995;

            "Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto;

            "Total Borrowings" means the aggregate of all Financial Indebtedness of the Guarantor and the Principal Subsidiaries less

                  (i) any Financial Indebtedness between the Guarantor and the
            Principal Subsidiaries or between Principal Subsidiaries;

                  (ii) any Financial Indebtedness of the Guarantor or the
            Principal Subsidiaries to a Group Pension Fund; and

                  (iii) any Financial Indebtedness of a Principal Subsidiary
            existing on the date of it becoming a Principal Subsidiary (which was not incurred in contemplation or in connection with it becoming a Principal Subsidiary) until the first anniversary of the date of it becoming a Principal Subsidiary;

            "Total Commitments" means the aggregate for the time being of the Banks' Commitments;

            "Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule signed by a Bank and a Transferee whereby:

                  (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the term and conditions set out in Clause 31; and

                  (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 31.3;

            "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

            "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder; and

            "WABCO" means Westinghouse Air Brake Company (WABCO).

            1.2 Any reference in this Agreement to:

            the "Agent" or any "Bank" shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

            "applicable tax" means any tax imposed by an Obligor's jurisdiction of incorporation or any jurisdiction through which or from which any payment is made;

            a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, New York City and Luxembourg and, if such reference relates to the date for the payment or purchase of any sum denominated in:

                  (i) any Optional Currency (other than ECU), a day on which banks are generally open for business in the principal financial centre of the country of such Optional Currency; or

                  (ii) ECU, a day on which those banks which operate a clearing system in ECU will generally clear payments in ECU through such clearing system;

                  a "Clause" shall, subject to any contrary indication, be
            construed as a reference to a clause hereof;

                  a "currency" includes, without limitation, ECU;

            an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

            the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m, on such date for the purchase of the first currency with the second currency;

            a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

            "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the next calendar month, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

            a "Part" shall, subject to any contrary indication, be construed as a reference to a part hereof;

            a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

            "recognised" in the context of "recognised Stock Exchange" means a body declared to be a recognised investment exchange for purposes of the Financial Services Act 1986 and which is based in a principal financial centre in Western Europe, Japan or U.S.A.;

            a "Schedule" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

            a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

                  (i) which is controlled, directly or indirectly, by the
            first-mentioned company or corporation; or

                  (ii) more than half the issued share capital of which is
            beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                  (iii) which is a subsidiary of another subsidiary of the
            first-mentioned company or corporation

      and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

            "tax" shall be construed so as to include any tax, levy, impost, duty or-other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

            "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

            the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

            1.3 "$" and "dollars" denote lawful currency of the United States of America, "Swedish Kronor" denotes lawful currency of the Kingdom of Sweden and "ECU" denotes the unit of account for the time being used in the European Union, known as the European Currency Unit as defined in the Fifth Schedule.

            1.4 Save where the contrary is indicated, any reference in this Agreement to:

            (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

            (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

            (iii) a time of day shall, unless otherwise stated, be construed as a reference to London time.

            1.5 Clause, Part and Schedule headings are for ease of reference only.

                                     Part 2

                                  THE FACILITY

            2. The Facility

            The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a multicurrency revolving credit facility in an aggregate amount of $500,000,000 or its equivalent from time to time in Optional Currencies.

            3. Purpose

            3.1 The Facility is intended for general corporate purposes and, accordingly the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction thereof Provided that the proceeds of the first Advance hereunder shall be applied towards repayment of the December 1994 Advance.

            3.2 Neither the Agent, the Arrangers and the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised hereunder

            4. Conditions Precedent

            Save as the Banks may otherwise agree, the Borrower may not deliver any Notice of Drawdown hereunder unless the Agent has confirmed to the Borrower and the Banks that

            (i) it has received all of the documents listed in the Third Schedule and that each is, in form and substance, satisfactory to the Agent; and

            (ii) all amounts (with the exception of the December 1994 Advance) outstanding under the 1994 Facility have been repaid in full and the Borrower and Guarantor (as defined therein) have satisfied all their respective obligations thereunder (with the exception of those under the December 1994 Advance) and the Agent is satisfied that the Total Commitments (as defined therein) of the Banks have been cancelled and reduced to zero.

            5. Nature of Banks' Obligations

            5.1 The obligations of each Bank hereunder are several.

            5.2 The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower or the Guarantor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

            5.3 The amounts outstanding at any time hereunder from the Borrower to any of the other parties hereto shall be a separate and independent debt, and each such party shall be entitled, subject to having given prior notice thereof to the Agent, to protect and enforce its individual rights arising out of this Agreement independently of any other party, and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for such purposes.

                                     Part 3

                           UTILISATION OF THE FACILITY

            6. Utilisation of the Facility

            6.1 Save as otherwise provided herein, the Borrower may from time to time request the making of an Advance under the Facility by the delivery to the Agent, not more than ten nor less than four business days before the proposed date for the making of such Advance, of a duly completed Notice of Drawdown therefor.

            6.2 Each Notice of Drawdown delivered to the Agent pursuant to Clause 6.1 shall be irrevocable and shall specify:

            (i) the proposed date for the making of the Advance requested, which shall be a business day falling one month or more before the Final Maturity Date and which shall be at least five business days after the date upon which the previous Advance (if any) was made hereunder;

            (ii) the currency of denomination of the Advance requested, which shall be dollars or an Optional Currency Provided that, if the Borrower selects an Optional Currency, the Borrower may also select dollars to apply if its first selection becomes ineffective pursuant to Clause 6.5;

            (iii) the amount of the Advance requested, which shall be a minimum Dollar Amount of $50,000,000 and integral multiple of $10,000,000 or an amount equal to the Available Facility and the Dollar Amount of which shall not exceed the Available Facility adjusted to take account of:

                  (a) any reduction in the Commitment of a Bank scheduled to be made prior to the commencement of the Term in respect of the proposed Advance; and

                  (b) the Dollar Amounts of any Advances which are scheduled to be made or repaid on or before the date of drawdown of the proposed Advance;

            (iv) the proposed Term of the Advance requested, which shall be a period of one, three or six months ending on or before the Final Maturity Date; and

            (v) the account to which the proceeds of the proposed drawdown are to be paid.

            6.3 The Agent shall, promptly after receipt by it of a Notice of Drawdown, notify the Banks of its receipt of such Notice of Drawdown specifying:

            (i) the proposed date of drawdown;

            (ii) the Dollar Amount, the currency and the Term of the proposed Advance; and

            (iii) the participation of the relevant Bank in such Advance.

            6.4 The Borrower may not request more than six (6) Advances to be outstanding at any time and may not request more than one Advance to be made on any one day and may not deliver any Notice of Drawdown between the date of any other Notice of Drawdown made hereunder and the proposed date of drawdown relating to such other Notice of Drawdown.

            6.5 If the Borrower requests that an Advance be denominated in an Optional Currency and:

            (i) no later than 12.00 noon on the third business day preceding the first day of the Term of such Advance, any Bank notifies the Agent that it does not agree to such request; or

            (ii) no later than 11.00 a.m. on the Quotation Date for such Advance, the Agent notices the Borrower and the Banks that the Agent is of the opinion that it is not feasible for such Advance to be made in such Optional Currency; or

            (iii) to give effect to such request would cause the Loan to be denominated in more than four (4) Optional Currencies,

then, unless the Borrower and the Banks otherwise agree, such Advance shall not be made unless the Borrower specified in the Notice of Drawdown in respect of such Advance that in such event such Advance should be denominated in dollars in which case such Advance shall be made in dollars in an amount equal to the Dollar Amount relating to such Notice of Drawdown.

            6.6 If the Borrower requests an Advance in accordance with the preceding provisions of this Clause 6 and, on the proposed date for the making of such Advance:

            (i) neither of the events mentioned in Clauses 8(i) and 8(ii) shall have occurred;

            (ii) the Dollar Amount of such Advance does not exceed the Available Facility; and

            (iii) either:

                  (a) no Event of Default or Potential Event of Default has
            occurred; and

                  (b) the representations set out in Clause 15 (except
            sub-Clauses 15.2(v) and (viii)) are true on and as of the proposed date for the making of such Advance or each of the Banks agrees (notwithstanding any matter mentioned at (a) or (b) above) to participate in the making of such Advance, then, save as otherwise provided herein, such Advance will be made in accordance with the provisions hereof either in dollars in an amount equal to the Dollar Amount requested or, if such Advance is to be denominated in an Optional Currency, in an amount which is the equivalent in such Optional Currency of the Dollar Amount requested, calculated as at the business day prior to the Quotation Date for such Advance (such equivalent amount to be notified by the Agent to the Banks promptly after its determination).

            6.7 Each Bank will participate through its Facility Office in each Advance made pursuant to this Clause 6 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

            6.8 If a Bank's Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for an Advance and such reduction was not taken into account pursuant to Clause 6.2(iii)(a), then both the Dollar Amount and the actual amount of that Advance shall be reduced accordingly.

                                     Part 4

                                    INTEREST

            7. Interest

            7.1 On the Repayment Date relating to each Advance the Borrower shall pay accrued interest on that Advance.

            7.2 The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of the Margin (and, in the case of sterling, the Associated Costs Rate in respect thereof at such time) and LIBOR applicable to such Advance on the Quotation Date therefor.

            8. Market Disruption and Alternative Interest Rates

            If, in relation to any Advance:

            (i) the Agent determines that at or about 11.00 a.m. on the Quotation Date for the Term in respect of such Advance no rates are quoted on page 3740 or, as applicable, page 3750 of the Telerate screen for the relevant currency (or such other page as may replace such page) and none or only one of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for the proposed duration of such Term; or

            (ii) before the close of business in Luxembourg on the Quotation Date for such Term the Agent has been noticed by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of the Dollar Amount of the Loan is (or, if an Advance were then made, would be) owed that LIBOR as determined by the Agent does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 7:

            (a) the Agent shall notify the other parties hereto of such event;

            (b) such Advance shall not be made; and

            (c) if the Agent or the Borrower so requires, within five days of such notification the Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Agent may not agree any such substitute basis without the prior consent of each Bank.

                                     Part 5

                           REPAYMENT AND CANCELLATION

            9. Repayment

            9.1 The Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

            9.2 The Borrower shall not repay all or any part of any Advance outstanding hereunder, except, at the times and in the manner expressly provided herein but, subject to the terms and conditions hereof, shall be entitled to reborrow any amount repaid.

            10. Cancellation

            10.1 The Borrower may, by giving to the Agent not less than thirty
(30) days' prior notice to that effect, cancel the whole or any part (being a minimum amount of $50,000,000 and integral multiple of $10,000,000 or an amount equal to the Available Facility) of the Total Commitments. Any such cancellation shall reduce the Commitment of each Bank rateably.

            10.2 Any notice of cancellation given by the Borrower pursuant to Clause 10.1 shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

            10.3 If any Bank claims indemnification from the Borrower under Clause 11.2 or Clause 13.1, the Borrower may, within thirty days thereafter and by not less than fifteen days' prior notice to the Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to participate in further Advances and its Commitment shall be reduced to zero.

            10.4 The Borrower and a Bank or Banks may, by giving to the Agent not less than thirty (30) days' notice to that effect, notify the Agent (whereupon the Agent shall notify the other Banks) that such Bank or Banks has or have entered into a LC Agreement with the Borrower by which such Bank or Banks has or have agreed to issue a Letter of Credit on terms agreed between the Borrower and such Bank or Banks and irrevocably request the Agent to reduce and cancel such Bank's or Banks' Commitment by an amount equal to (its portion of) the Dollar Amount of such Letter of Credit (the amount of each Bank's participation in a Letter of Credit and the corresponding reduction and cancellation of such Bank's Commitment to be rounded downwards to the nearest $10,000,000). The Agent shall reduce and cancel the Commitment of such Bank by such portion upon and subject to the following conditions:

            (i) the proposed date of expiry of such Letter of Credit shall, unless otherwise agreed by the Agent, be a day falling at least 24 months after the issuance of such Letter of Credit;

            (ii) the purpose of issuing such Letter of Credit is to secure financial indebtedness for borrowed money (not otherwise secured) of either Obligor;

            (iii) the proposed Dollar Amount of such Letter of Credit shall be a minimum amount of $10,000,000 or integral multiple thereof, and

            (iv) the aggregate Dollar Amount of Letters of Credit issued under LC Agreements shall not exceed $150,000,000.

Provided that upon the date of expiry of such Letter of Credit which falls on a date before the Final Maturity Date, such Bank's Commitment shall be reinstated by an amount equal to (its portion of) the Dollar Amount of such Letter of Credit, as adjusted to take account of any intervening cancellations of part of the Total Commitments, and further provided that the Total Commitments have not been cancelled pursuant to Clause 18

                                     Part 6

                            CHANGES IN CIRCUMSTANCES

            11. Taxes

            11.1 All payments to be made by either of the Obligors to any person hereunder shall be made free and clear of and without deduction for or on account of any applicable tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

            11.2 Without prejudice to the provisions of Clause 11.1, if any person or the Agent on its behalf is required to make any payment on account of any applicable tax (not being a tax imposed on the net income of its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such person or the Agent on its behalf (including, without limitation any sum received or receivable under this Clause 11) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, the Borrower shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

            11.3 A Bank intending to make a claim pursuant to Clause 11.2 shall notify the Agent of the event by reason of which it is entitled to do so, whereupon the Agent shall notify the Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating co the organisation of its affairs.

            11.4 If a Bank receives the benefit of a tax credit or an allowance resulting from a payment which includes an additional amount paid by an Obligor under Clause 11.1 or if it is otherwise left in a position which is more favourable to it than would be the case if such withholding or deduction and resultant additional payment by the Obligor had not been made, it shall (to the extent that it can do so without prejudice to the retention of such credit or allowance and to the extent that it is not unlawful or contrary to any official directive for it so to do) pay to the relevant Obligor such part of that benefit as is, in the sole opinion of that Bank, attributable to the withholding or deduction giving rise to the payment of that additional amount, provided that such Bank shall:-

            (a) be the sole judge of the amount of any such benefit to be so paid to the relevant Obligor and of the date on which it is received;

            (b) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it as to arrange its tax affairs; and

            (c) not be obliged to disclose to any Obligor or any other person any information regarding its tax affairs or tax computations.

            12. Tax Receipts and Mitigation

            12.1 If, at any time, either of the Obligors is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

            12.2 If either of the Obligors makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

            12.3 If in respect of any Bank, circumstances arise which would or would upon the giving of notice result in (i) an increase in the amount of any payment to be made to it for its account pursuant to Clause 11.1 or (ii) a claim for indemnification pursuant to Clause 11.2 then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under this Agreement, such Bank shall, promptly upon its Facility Office becoming aware of the same and the possible results thereof, notify the Agent thereof and, in consultation with the Agent and the Borrower, take such steps as such Bank in its bona fide opinion considers appropriate to mitigate the effects of such circumstance including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another bank willing to participate in the Facility Provided that such Bank shall be under no obligation to take any such steps if, in the bona fide opinion of such Bank, such steps would or might have an adverse effect upon its, or its holding company's business, operations or financial condition or tax affairs.

            13. Increased Costs

            13.1 if, by reason of (i) any change in law after the date hereof or in its interpretation or administration and/or (ii) compliance with any request from or requirement (whether or not having the force of law) of any central bank (other than, save in the case of (e) below, the requirements of the Bank of England reflected in the Associated Costs Rate) or other fiscal, monetary or other authority made or imposed after the date hereof (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

            (a) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more advances hereunder;

            (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

            (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the advances made or to be made by such Bank hereunder;

            (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of the advances made or to be made by such Bank hereunder and/or to any sum received or receivable by it hereunder; or

            (e) the Associated Costs Rate, as calculated hereunder, does not represent the cost to a Bank of complying with the requirements of the Bank of England in relation to its funding or maintaining of advances hereunder, then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining advances hereunder), (4) such liability or (5) such portion of such cost as is not represented by the Associated Costs Rate.

            13.2 A Bank intending to make a claim pursuant to Clause 13.1 shall no later than 3 months after becoming aware of the event by reason of which it is entitled to make such claim in relation to any, payments notify the Agent and the Borrower of the event by reason of which it is entitled to do so Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

            14. Illegality

            If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder, then that Bank shall, promptly after becoming aware of the same and where the illegality has not yet occurred notify the Borrower through the Agent and that Bank and the Agent shall negotiate in good faith with the Borrower with a view to agreeing substitute terms for participating in the Facility on a lawful basis. Where the illegality has occurred the relevant Bank shall deliver to the Borrower through the Agent a certificate to that effect and:

            (i) such Bank shall not thereafter be obliged to make advances hereunder and the amount of its Commitment shall be immediately reduced to zero; and

            (ii) if the Agent on behalf of such Bank so requires, the Borrower shall on such date as the Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

                                     Part 7

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

            15. Representations

            15.1 Each of the Obligors represents that:

            (i) it is a corporation duly organised under the laws of Sweden with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Agreement and its performance of its obligations hereunder has been duly taken;

            (ii) under the laws of Sweden in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

            (iii) under the laws of Sweden in force at the date hereof, the claims of the Agent, the Arrangers and the Banks against such Obligor under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other laws of general application;

            (iv) in any proceedings taken in Sweden in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

            (v) in any proceedings taken in Sweden in relation to this Agreement, the choice of English law as the governing law of this Agreement will be recognised;

            (vi) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding and (c) to make this Agreement admissible in evidence in Sweden (save for a translation of the Agreement) have been done, fulfilled and performed;

            (vii) under the laws of Sweden in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement;

            (viii) the obligations expressed to be assumed by either Obligor in this Agreement are legal and valid obligations binding on it enforceable in accordance with the terms hereof;

            (ix) it is not necessary under the laws and constitution of Sweden
      (a) in order to enable the Agent, the Arrangers and the Banks or any of them to enforce their rights under the Facility Agreement or (b) by reason of the execution of the Facility Agreement or the performance by each of them of its obligations thereunder, that any of them should be licensed, qualified or otherwise entitled to carry on business in Sweden; and

            (x) neither the Agent nor any of the Arrangers or Banks is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of the Facility Agreement.

            15.2 Each of the Obligors further represents that:

            (i) no member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Guarantor's knowledge and belief) threatened against any member of the Group for its winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

            (ii) no member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on the business or financial condition of any member of the Group;

            (iii) no action or administrative proceeding of or before any court or agency which might have a material adverse effect on the business or financial condition of any member of the Group has been started or threatened;

            (iv) the Original Financial Statements of the Borrower and the Guarantor were prepared in accordance with accounting principles generally accepted in Sweden and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Borrower, the Guarantor or, as the case may be, the Group at the date as of which they were prepared and the results of the Borrower's, the Guarantor's or, as the case may be, the Group's operations during the financial year then ended;

            (v) at the date hereof amounts which are being or are capable of being secured by any existing encumbrances do not in aggregate exceed by more than 10 per cent. the amounts disclosed in the Original Financial Statements of the Guarantor and stated therein as being secured by any encumbrances;

            (vi) since the date to which the Original Financial Statements of the Borrower or the Guarantor relate, there has been no material adverse change in the business, assets or financial condition of either Obligor, which change would give sufficient ground to conclude that either Obligor may not or will be unable to, perform or observe its respective obligations hereunder;

            (vii) neither the Borrower nor any other member of the Group had, as at the date as of which the Original Financial Statements of the Borrower or, as the case may be, the Guarantor were prepared, any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor were there at that date any unrealised or anticipated losses of the Borrower or, as the case may be, any other member of the Group arising from commitments entered into by it which were not so disclosed or reserved against;

            (viii) the information contained in the Supplemental Information Memorandum and all of the other written information supplied by any member of the Group to the Agent, the Arrangers and the Banks in connection herewith is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Agent, the Arrangers and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower or to provide such finance against the security of a guarantee issued by the Guarantor;

            (ix) save as permitted by Clause 17.3, no encumbrance exists over all or any of the present or future revenues or assets of the Guarantor or the Principal Subsidiaries;

            (x) the execution by each Obligor of this Agreement and such Obligor's exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige any member of the Group to create any encumbrance over all or any of its present or future revenues or assets;

            (xi) the execution by each Obligor of this Agreement and such Obliger's exercise of its rights and performance of its obligations hereunder do not and will not:

                  (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which such Obligor is a party or which is binding upon it or any of its assets;

                  (b) conflict with such Obligor's certificate of registration and articles of association and internal rules and regulations; or

                  (c) conflict with any applicable law, regulation or official or judicial order;

            (xii) the execution by each Obligor of this Agreement constitutes, and such Obligor's exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

            (xiii) each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group whose practice is not to self insure;

            (xiv) the Guarantor or one or more directly or indirectly wholly-owned subsidiaries of the Guarantor are the legal and beneficial owner of, with unencumbered title to, 25 per cent. of the shares and 32.9 per cent. of the voting rights of Asea AB; and

            (xv) the Borrower is a wholly-owned subsidiary of the Guarantor.

            15.3 The representations in Clauses 15.1 and 15.2 (except sub-Clauses 15.2 (v) and (viii) shall be deemed to be repeated by each Obligor on each date on which an Advance is made hereunder as if made with reference to the facts and circumstances existing at each such date and as if references in sub-Clauses 15.2 (iv) and 15.2 (vii) were references to the most recent financial statements delivered to the Agent.

            16. Financial Information

            16.1 Each of the Obligors shall:

            (i) as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (including, in the case of the Guarantor, the consolidated financial statements of the Group) for such financial year together with a certificate issued by the auditors and counter-signed by a duly authorised officer of the Borrower setting out in reasonable detail the names of the Principal Subsidiaries and the calculation of Relevant Total Assets, Consolidated Relevant Total Assets and Total Borrowings at the end of such financial year;

            (ii) as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (including, in the case of the Guarantor, the consolidated financial statements of the Group) for such period together with certificates signed by a duly authorised officer of the Borrower setting out in reasonable detail (a) the names of the Principal Subsidiaries and the calculation of Relevant Total Asset, the Consolidated Relevant Total Assets and Total Borrowings at the end of such period and (b) the amounts of Financial Indebtedness owed by the Guarantor or a Principal Subsidiary and allowed pursuant to Clause 17.5 (i) - (v) inclusive; and

            (iii) from time to time on the request of the Agent, furnish the Agent with such information about the business, assets, operations or financial condition of the Group as the Agent or any Bank through the Agent may reasonably require unless furnishing such information violates any Swedish law or stock exchange regulations.

            16.2 Each of the Obligors shall ensure that:

            (i) each set of financial statements delivered by it pursuant to Clause 16.1 is prepared on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in Sweden and consistently applied;

            (ii) each set of financial statements delivered by it pursuant to Clause 16.1 is certified by a duly authorised officer of such Obligor as giving a true and fair view of its financial condition (including. in the case of financial statements of the Guarantor, the financial condition of the Group) is at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period; and

            (iii) each set of financial statements delivered by it pursuant to paragraph (i) of Clause 16.1 has been audited by an internationally recognized firm of independent auditors licensed to practice in Sweden provided that should the Agent at any time following consultation with the Banks' Swedish Counsel inform any Obligor that it is common practice or a requirement for companies comparable to such Obligor to have audited financial statements relating to the first half of financial years, then the next following, and each subsequent, set of financial statements delivered by such Obligor pursuant to (ii) of Clause 16.1 shall also be audited by an internationally recognized firm of independent auditors licensed to practice in Sweden.

            17. Covenants

            17.1 Each of the Obligors shall:

            (i) ensure that each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licenses and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement;

            (ii) after the delivery of any Notice of Drawdown and before the proposed making of the Advance requested therein, notify the Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained in Clause 15 being untrue at or before the time of the proposed making of such Advance;

            (iii) ensure that each Obligor shall promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred; and

            (iv) ensure that at all times the claims of the Agent, the Arrangers and the Banks against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

            17.2 Each of the Obligors shall ensure that

            (i)   (a)   the Guarantor shall not merge with any person or cease
                        to carry on all or a substantial part of its current business; or

                  (b) a Material Subsidiary shall not cease to carry on all or substantially all of its current business if such merger or cessation, as the case may be, would result in a material change of circumstances which might adversely affect the ability of either Obligor to perform its obligations hereunder; or

            (ii) neither the Guarantor nor a Principal Subsidiary shall (save in the ordinary course of business) make any loans, grant any credit or give any guarantee or indemnity, provide any other financial assistance to or for the benefit of any member of the Group which is not a Principal Subsidiary or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any member of the Group which is not a Principal Subsidiary.

            17.3 Each of the Obligors shall ensure that neither the Guarantor nor any Principal Subsidiary shall, without the prior consent of an Instructing Group, at any time while any amounts remain outstanding from the Borrower or, as the case may be, may be due from the Guarantor. create or permit to subsist any encumbrance over all or any of its present or future revenues or assets as security for any indebtedness of any person other than:

            (i) any encumbrance existing prior to the date hereof provided that the principal amount secured thereby may not be subsequently increased;

            (ii) any encumbrance arising solely by operation of law which arises in the ordinary course of business and which is discharged within 60 days of its creation;

            (iii) any encumbrance on goods (including retention of title arrangements) or related documents of title and/or other related documents arising or created in the ordinary course of business as security only for indebtedness directly relating to such goods or documents of title and/or other related documents or services to be provided in connection with such goods;

            (iv) any encumbrance on goods, or related documents of title and/or other related documents or other assets (in particular receivables) arising or created in the ordinary course of business as security only for indebtedness under export credit or trade finance facilities relating to such goods and any encumbrance securing advance payment guarantees created in the ordinary course of business;

            (v) any encumbrance over assets acquired or developed for fair market value subsequent to the execution of this Agreement and securing only such purchase price or development costs which shall not exceed the fair market value of such assets;

            (vi) in case of any company or corporation which becomes a Principal Subsidiary of the Guarantor after the date of this Agreement, (a) any encumbrance existing on or over its assets when it becomes or, as the case my be, became a subsidiary and not created in contemplation of or in connection with it becoming a subsidiary and (b) any encumbrance existing on or over its assets when it becomes a Principal Subsidiary which was created after the date of it becoming a subsidiary but not in contemplation of or in connection with it becoming a Principal Subsidiary provided that any encumbrance permitted under (b) hereof shall be discharged prior to the first anniversary of the date on which it became a Principal Subsidiary;

            (vii) any encumbrance created in substitution for any encumbrance existing or created under (i) - (vi) above provided that the indebtedness so secured is not increased and the periods referred to in (ii) and (vi) above are not extended;

            (viii) any encumbrance created pursuant to mandatory provisions of Swedish law, securing the payment of the purchase price by the Guarantor or a Principal Subsidiary, in favour of minority shareholders of a company or corporation the shares of which are subject to a compulsory sale (tvangsinlosen) to the Guarantor or a Principal Subsidiary;

            (ix) any encumbrance created by the Guarantor or a Principal Subsidiary which secures only indebtedness denominated in Swedish Kronor and which arises out of borrowing by the Guarantor or such Principal Subsidiary from a Group Pension Fund in accordance with and subject to the provisions of Clause 17.5 (iii) provided such Group Pension Fund requires such encumbrance to be created and refuses to accept a guarantee or other support from the Guarantor or the parent company of the relevant Principal Subsidiary as applicable, in order to make such borrowings available;

            (x) any encumbrance created as a result of short-term sale and repurchase transactions entered into by the Borrower pursuant to Clause
      17.4 (ii) or any encumbrance over cash deposited with any bank, financial institution, stock exchange or clearinghouse with which the Guarantor or a Principal Subsidiary enter into back to back, foreign exchange, swap or derivative transactions in the ordinary course of business and which cash has to be deposited in order for such transactions to be entered into, provided that the amount of cash so encumbered (a) does not at any time exceed 20 per cent. of the aggregate exposure of the relevant counterparties to the Guarantor or a Principal Subsidiary under such transactions at such time or (b) does not at any time exceed 10 per cent. of consolidated total assets of the Group as shown in the latest audited consolidated accounts of the Guarantor; and

            (xi) any other encumbrances other than those referred to in sub-paragraphs (i) - (x) above, over or affecting assets the aggregate book value of which is less than five per cent. (5%) of the book value of the total assets of the Group as shown in the most recent audited consolidated financial statements of the Guarantor (adjusted from time to time to take into account acquisitions and/or disposals after the date to which such financial statements relate);

      Provided that the Guarantor shall not create or permit to subsist and shall procure that no permitted owner under Clause 15.2 (xiv) shall create or permit to subsist (i) any encumbrance over the shares or over the voting rights held by it in ASEA AB and (ii) any encumbrance securing any indebtedness of any Obligor under a LC Agreement.

            17.4 Each Obligor shall ensure that neither the Guarantor nor any Principal Subsidiary shall, without the prior consent of an Instructing Group, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or other-wise dispose of all or any part of its assets, other than

            (i) a disposal of assets on an arm's length basis for market value;

            (ii) a disposal under short term sale and repurchase transactions by the Borrower with banks or other financial institutions which transact such business on a regular basis on market terms and in respect of marketable securities (other than ASEA AB shares) held by the Borrower for investment purposes;

            (iii) a disposal of assets in any one financial year the aggregate book value of which is less than 5 % of the total assets of the Group as shown in the then most recent audited consolidated financial statements (adjusted from time to time to take into account acquisitions and/or disposal after the date to which such financial statements relate); or

            (iv) a disposal of assets from a Principal Subsidiary (other than the Borrower) to another Principal Subsidiary,

            Provided that the Guarantor shall not (unless to a permitted owner under Clause 15.2 (xiv)) and shall procure that a permitted owner under Clause
15.2 (xiv) shall not without the consent of all the Banks sell, transfer, grant or lease or otherwise dispose of any of the shares or any of the voting rights in ASEA AB (at 25 per cent. and 32.9 per cent. respectively) unless such sale, transfer, grant, lease or other disposal is on an arm's length basis and sufficient proceeds thereof are remitted directly to the Agent and deposited with the Agent in a blocked account (which shall be an account bearing interest at the best available rate quoted by the Agent for such accounts at such time) so that the amount standing to the credit of such blocked account together with any other amounts deposited therein (if necessary) by the Borrower or the Guarantor is at least equal to the Loan and any other amounts outstanding hereunder; and

            Provided further that promptly but in any case within 5 business days of such remittance and deposit in the blocked account the Agent shall notify each Bank thereof and within 30 business days of such notification by the Agent each Bank shall irrevocably notify the Agent whether or not it wishes to continue to participate in the Facility (which a Bank may decide in its sole discretion). If a Bank (a "Retiring Bank") notifies the Agent that it no longer wishes to continue to participate in the Facility, then the Agent shall promptly cancel such Retiring Bank's Commitment and the Borrower shall within 30 business days of such Retiring Bank's notification repay such Retiring Bank's share of the Loan together with all other amounts outstanding hereunder to such Retiring Bank (and the Agent shall apply, at the request of the Borrower, amounts standing to the credit of the blocked account for the purpose of such repayment). Upon cancellation and repayment of all Retiring Banks the Agent shall release any remaining balance standing to the credit of the blocked account to the Borrower; and

            Provided further that an Advance shall not be made hereunder during the period starting on the date of the remittance and deposit of sufficient amounts in the blocked account and ending on the earlier of, 40 business days thereafter or, the date upon which any remaining balance standing to the credit of the blocked account is released by the Agent pursuant hereto.

            17.5 Each Obligor shall ensure that no Principal Subsidiary (other than the Borrower and its Financing Subsidiaries) will incur or permit to subsist any Financial Indebtedness with any bank or other institution providing banking services other than

            (i) Financial Indebtedness owing by a member of the Group to another member of the Group; or

            (ii) Financial Indebtedness not exceeding Swedish Kronor 2,000,000,000 of Nybrovikens Kraft AB to the National Pension Insurance Fund in connection with the purchase by Nybrovikens Kraft AB of hydropower assets from the National Pension Insurance Fund; or

            (iii) Financial Indebtedness of the Guarantor or a Principal Subsidiary to a Group Pension Fund where such Financial Indebtedness is in the form of reborrowing from such Group Pension of pension funds deposited with such Group Pension Fund and provided such Financials Indebtedness in aggregate in respect of the Guarantor and the Principal Subsidiaries shall not exceed Swedish Kronor 300,000,000; or

            (iv) Financial indebtedness of Gambro; or

            (v) Financial Indebtedness (other than that referred to in sub-paragraphs (i), (ii), (iii) or (iv) above) of subsidiaries not exceeding in aggregate the higher of 20 per cent. of Total Borrowings and Swedish Kronor 1,000,000,000

            Provided that in the case of a company or corporation becoming a Principal Subsidiary after the date hereof the above shall not apply in respect of Financial Indebtedness existing on the date of such company or corporation becoming a Principal Subsidiary (which was not incurred in contemplation or in connection with it becoming a Principal Subsidiary) until the first anniversary of such date.

            17.6 Each Obligor shall ensure that no permitted owner under clause
15.2 (xiv) (other than the Guarantor) of the shares or any of the voting rights of ASEA AB will incur or permit to subsist any Financial Indebtedness other than Financial Indebtedness to another member of the Group.

            18. Events of Default

            18.1 If:

            (i) either of the Obligors shall fail to pay when due any sum which shall have become due hereunder and, if the non-payment is solely due to technical or administrative reasons the non-payment continues unremedied for three business days from the due date; or

            (ii) any representation or statement made or deemed repeated by either of the Obligors in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made; or

            (iii) either of the Obligors fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 16 or 17; or

            (iv) either of the Obligors fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement and such failure is not remedied (if capable of remedy) within thirty days after the Agent has given notice thereof to such Obligor; or

            (v) any material indebtedness of the Guarantor or any Material Subsidiary is not paid when due after any applicable grace period (expressly provided for in the instrument governing such indebtedness) or if no grace period is provided in such instrument and such non-payment is solely due to technical or administrative reasons after three business days after the due date, any material indebtedness of the Guarantor or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default or an event of default (however described) [or any creditor or creditors of the Guarantor or any Material Subsidiary become entitled to declare any material indebtedness of the Guarantor or such Material

      Subsidiary due and payable prior to its specified maturity]; for this purpose "material indebtedness" means any indebtedness the aggregate amount of which exceeds US$ 15,000,000 or equivalent; or

            (vi) the Guarantor or any Material Subsidiary is unable to pay its debts as a view to the general readjustment or rescheduling of its indebtedness or they fall due, commences negotiations with any one or more of its creditors with makes a general assignment for the benefit of or a composition with its creditors; or

            (vii) the Guarantor or any Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

            (viii) any execution or distress is levied and is not discharged within 30 days of being levied against, or an encumbrancer takes possession of the whole or any part of, the property, undertaking or assets of the Guarantor or any Material Subsidiary; or

            (ix) by or under the authority of any government, (a) the management of the Guarantor or any Material Subsidiary is wholly or partially displaced or the authority of the Guarantor or any Material Subsidiary in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Guarantor or any Material Subsidiary or the whole or any part (the book value of which is twenty per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

            (x) the Borrower ceases to be a wholly-owned subsidiary of the Guarantor; or

            (xi) either of the Obligors repudiates this Agreement or expresses its intention to repudiate this Agreement; or

            (xii) at any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable either of the Obligors lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by either of the Obligors in this Agreement are legal, valid and binding or (c) to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation is not done, fulfilled or performed; or

            (xiii) at any time it is or becomes unlawful for either of the Obligors to perform or comply with any or all of its obligations hereunder or any of the obligations of either of the Obligors hereunder are not or cease to be legal, valid or binding; or

            (xiv) a material adverse change occurs in the business, assets or financial condition of either Obligor, which change gives, in the reasonable opinion of an Instructing Group, sufficient grounds to conclude that either Obligor may not, or will be unable to, perform or observe its respective obligations hereunder, then, and in any such case and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

      (a) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

      (b) declare that the Facility shall be cancelled, whereupon these shall be cancelled and the Commitment of each Bank shall be reduced to zero.

            18.2 If, pursuant to Clause 18.1, the Agent declares the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by in Instructing Group, shall) by written notice to the Borrower call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

            18.3 If, pursuant to Clause l8.l(a), the Agent declares the Advances to be due and payable on demand, the Term in respect of any such Advance shall, if the Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 21.4) to be of such length that it ends on the date that such demand is made.

                                     Part 8

                                    GUARANTEE

            19. Guarantee

            The Guarantor hereby irrevocably and unconditionally:

            (i) guarantees to the Agent, the Arrangers and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrower contained in this Agreement and agrees to pay to the Agent from time to time on demand any and every sum or sums of money which the Borrower shall at any time be liable to pay to the Agent, the Arrangers and the Bank or any of them under or pursuant to this Agreement and which shall not have been paid at the time such demand is made; and

            (ii) agrees as a primary obligation to indemnify the Agent, the Arrangers and the Banks from time to time on demand by the Agent from and against any loss incurred by the Agent, the Arrangers and the Banks or any of them as a result of any of the obligations of the Borrower under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to the Agent, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrower.

            20. Preservation of Rights

            20.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Agent, the Arrangers and the Banks or any of them may at any time hold in respect of any of the Borrower's obligations hereunder.

            20.2 The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrower under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Borrower hereunder and total satisfaction of all the Borrower's actual and contingent obligations hereunder.

            20.3 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Agent, the Arrangers and the Banks or any of them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

            (i) the winding-up, dissolution, administration or re-organisation of the Borrower or any other person or any change in its status, function, control or ownership;

            (ii) any of the obligations of the Borrower or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

            (iii) time or other indulgence being granted or agreed to be granted to the Borrower in respect of its obligations hereunder or under any such other security;

            (iv) any amendment to, or any variation, waiver or release of, any obligation of the Borrower hereunder or under any such other security;

            (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the Borrower's obligations hereunder;

            (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Borrower's obligations hereunder; or

            (vii) any other act, event or omission which, but for this Clause 20.3, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Agent, the Arrangers and the Banks or any of them by this Agreement or by law.

            20.4 Any settlement or discharge between the Guarantor and the Agent, the Arrangers and the Banks or any of them shall be conditional upon no security or payment to the Agent, the Arrangers and the Banks or any of them by the Borrower or the Guarantor or any other person on behalf of the Borrower or, as the case may be, the Guarantor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so voided or reduced, the Agent, the Arrangers and the Banks shall each be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

            20.5 Neither the Agent, the Arrangers and the Banks nor, any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor by this Agreement or by law:

            (i) to make any demand of the Borrower;

            (ii) to take any action or obtain judgment in any court against the Borrower;

            (iii) to make or file any claim or proof in a winding-up or dissolution of the Borrower; or

            (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower hereunder.

            20.6 The Guarantor agrees that, so long as any amounts are or may be owed by the Borrower hereunder or the Borrower is under any actual or contingent obligations hereunder, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations hereunder:

            (i) to be indemnified by the Borrower; and/or

            (ii) to claim any contribution from any other guarantor of the Borrower's obligations hereunder; and/or

            (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agent, the Arrangers and the Banks hereunder or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Agent, the Arrangers and the Banks.

                                     Part 9

                         DEFAULT INTEREST AND INDEMNITY

            21. Default Interest and Indemnity

            21.1 If any sum due and payable by either of the Obligors hereunder is not paid on the due date therefor in accordance with the provisions of Clause 23 or if any sum due and payable by either of the Obligors under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 21) be selected by the Agent.

            21.2 During each such period relating thereto as is mentioned in Clause 21.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of one per cent., the Margin (and, in the case of any such sum denominated in sterling, the Associated Costs Rate in respect thereof at such time) and LIBOR on the Quotation Date therefor Provided that:

            (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum shall be the sum from time to time of one per cent., the Margin (and, in the case of any such sum denominated in sterling, the Associated Costs Rate in respect thereof at such time) and the rate per annum determined by the Agent to be the weighted arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates notified by each Bank to the Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

            (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

            21.3 Any interest which shall have accrued under Clause 21.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Obligor owing such unpaid sum at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Obligor.

            21.4 If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of the Term thereof, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (ii) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

            21.5 The Borrower undertakes to indemnify:

            (i) each of the Agent, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement;

            (ii) the Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract for the purposes of Part 10;

            (iii) each Bank against any loss it may suffer as a result of its funding its portion of an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof; and

            (iv) each Bank against any loss it may suffer as a result of an Advance having been requested in an Optional Currency and such Bank funding its portion of such Advance in such Optional Currency but such Advance being denominated in dollars and being made in dollars by reason of the provisions of Clause 6.5(ii).

            21.6 Any unpaid sum shall (for the purposes of this Clause 21, Clause 13.1 and the Sixth Schedule) be treated as an advance and accordingly in this Clause 21 and the Sixth Schedule the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 21.1.

                                     Part 10

                                    PAYMENTS

            22. Currency of Account and Payment

            22.1 The dollar is the currency of account and payment for each and every sum at any time due from either of the Obligors hereunder Provided that:

            (i) each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

            (ii) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

            (iii) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

            (iv) each payment pursuant to Clause 11.2 or Clause 13.1 shall be made in the currency specified by the party claiming thereunder; and

            (v) any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

            22.2 If the Agent at any time determines (after consultation with the Reference Banks and the Banks) that:

            (i) for reasons affecting the market in ECU generally, ECU are not freely available in the International Interbank Market;

            (ii) the ECU has ceased to be utilised as the basic accounting unit of the European Union;

            (iii) the ECU has ceased to be used in the European Monetary System; or

            (iv) it is illegal, impossible or impracticable for payments to be made hereunder in ECU,

then the Agent may, in its discretion, but after consultation with the Borrower and the Banks, declare (such declaration to be binding on all the parties hereto) that the repayment of any Advance denominated in ECU and any payment of interest thereon that is due and unpaid at the time of, or becomes due after, such declaration shall be made in a specified component currency, in which case the amount so to be paid in such component currency shall be computed on the basis of the equivalent of the ECU in such component currency determined in accordance with the provisions of the Fifth Schedule.

            22.3 If any sum due from either of the Obligors under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency') in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Obligor,
(ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

            23. Payments

            23.1 On each date on which this Agreement requires an amount to be paid by either of the Obligors or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Agent:

            (i) where such amount is denominated in dollars, by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Agent's account number 107 001 200 123 chips id: 132262 with Deutsche Bank AG, New York Branch, P.0. Box 890, New York, N.Y. 10101-0890 U.S.A. (or such other account or bank as the Agent may have specified for this purpose); or

            (ii) where such amount is denominated in an Optional Currency, by payment in such Optional Currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such Optional Currency (or, in the case of ECU, Frankfurt am Main) as the Agent shall have specified for this purpose.

            23.2 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for either of the Obligors to make any payments hereunder in the manner specified in Clause 23.1. then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

            23.3 Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 23.1 shall:

            (i) in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application:

                  (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from the Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

                  (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment (or, in the case of ECU, Brussels) as the Borrower shall have previously notified to the Agent for this purpose; and

            (ii) in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent or in the case of ECU such financial centre for payment of ECU as such person shall have previously notified to the Agent.

            23.4 All payments required to be made by either of the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

            23.5 All moneys received, recovered or realised by a Bank by virtue of Clause 19 may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by either of the Obligors to such Bank hereunder.

            23.6 Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

            24. Set-Off

            Each of the Obligors authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with that Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 24.

            25. Redistribution of Payments

            25.1 If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by either of the Obligors for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

            (i) such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

            (ii) there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

            (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to Clause 23.3(i)(a) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

            25.2 If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by either of the Obligors becomes repayable and is repaid by such Recovering Bank, then:

            (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 25.1 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum together with its share of such amount (if any) as is necessary to reimburse the Recovering Bank for any interest it shall have been obliged to pay to either of the Obligors in respect thereof when repaying such relevant sum to such Obligor; and

            (ii) there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to paragraph
      (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

            25.3 A Bank shall not be obliged to share any amount pursuant to clause 25.1 if it has received or recovered such amount as a result of any legal proceedings with any other Bank which had an opportunity to participate in those legal proceedings but did not do so and did not separately take equivalent legal proceedings.

                                     Part 11

                            FEES, COSTS AND EXPENSES

            26. Fees

            26.1 The Borrower shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate of 0.10 per cent. per annum for the period beginning on the date hereof and ending on the date falling 48 months after the date hereof and thereafter at the rate of
0.125 per cent per annum and such commitment commission to be payable in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

            26.2 The Borrower shall pay to the Agent the fees specified in the letter of even date herewith from the Arrangers to the Borrower at the times, and in the amounts specified in such letter.

            26.3 The Borrower shall pay to the Agent for its own account the agency fee specified in the letter of even date herewith from the Arrangers to the Borrower at the times, and in the amounts specified in such letter.

            26.4 The Borrower shall, in the event the Facility is utilised, pay to the Agent for distribution among the Banks pro rata to their respective Commitments, a utilisation fee in dollars computed on the total drawn amount of the Total Commitments during the period from the date the Facility is first utilised to and including the Final Maturity Date at the rate of 0.025 per cent. per annum if the total drawn amount of the Total Commitments is equivalent to between 33 per cent. and 67 per cent. (inclusive) of the Total Commitment and at the rate of 0.05 per cent. per annum if the total drawn amount of the Total Commitment exceeds 67 per cent. of the Total Commitments. Accrued utilisation fee shall be payable quarterly in arrears and shall accrue from day to day and be calculated on the basis of a year of 360 days and the actual number of days elapsed.

            27. Costs and Expenses

            27.1 The Borrower shall, from time to time on demand of the Agent, reimburse the Agent and the Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

            27.2 The Borrower shall, from time to time on demand of the Agent, reimburse the Agent, the Arrangers and the Banks for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Arrangers and the Banks under this Agreement.

            27.3 The Borrower shall pay all stamp registration and other taxes to which this Agreement or any judgment given in connection herewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Agent, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

            27.4 If the Borrower fails to perform any of its obligations under this Clause 27, each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 27.4.

                                     Part 12

                                AGENCY PROVISIONS

            28. The Agent, the Arrangers and the Banks

            28.1 Each Arranger and each Bank hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

            28.2 The Agent may:

                  (i) assume that:

                        (a) any representation made by either of the Obligors in
                  connection herewith is true;

                        (b) no Event of Default or Potential Event of Default
                  has occurred;

                        (c) neither of the Obligors is in breach of or default
                  under its obligations hereunder; and

                        (d) any right, power, authority or discretion vested
                  herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

                  unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto or (in case of a payment default hereunder) gained actual acknowledge to the contrary;

                  (ii) assume that the Facility Office of each Bank is that
            identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

                  (iii) engage and pay for the advice or services of any
            lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

                  (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of either of the Obligors upon a certificate signed by or on behalf of such Obligor;

                  (v) rely upon any communication or document believed by it to be genuine;

                  (vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

                  (vii) refrain from beginning any legal action or proceeding in connection with this Agreement on behalf of any Bank until such Bank has given its written consent thereto;

                  (viii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

                  (ix) if it is unable to obtain instructions or communicate with a Bank after making reasonable attempts to do so, either refrain from acting as Agent on behalf of such Bank or take such action on behalf of such Bank as it in its absolute discretion deems appropriate and reasonable and shall not be liable to such Bank as a result of any such action or inaction.

            28.3 The Agent shall:

                  (i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from either of the Obligors hereunder;

                  (ii) promptly notify each Bank of the occurrence of any Event of Default or any default by either of the Obligors in the due performance of or compliance with its obligations under this Agreement of which the Agent, in its capacity as agent for the Banks, has received express notice from any other party hereto or (in the case of a payment default hereunder) gained actual knowledge;

                  (iii) save as otherwise provided herein, act as agent
            hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all of the Arrangers and the Banks; and

                  (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

            28.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor any of the Arrangers shall:

                  (i) be bound to enquire as to:

                        (a) whether or not any representation made by either of
                  the Obligors in connection herewith is true;

                        (b) the occurrence or otherwise of any Event of Default
                  or Potential Event of Default;

                        (c) the performance by either of the Obligors of its
                  obligations hereunder; or

                        (d) any breach of or default by either of the Obligors
                  of or under its obligations hereunder;

                  (ii) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

                  (iii) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

                  (iv) be under any obligations other than those for which
            express provision is made herein.

            28.5 Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent (to the extent the Agent has not previously been indemnified by the Borrower), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

            28.6 Neither the Agent and the Arrangers nor any of them accepts any responsibility for the accuracy and/or completeness of the Supplemental Information Memorandum or any other information supplied by either of the Obligors in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and neither the Agent and the Arrangers nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

            28.7 Each of the Banks agree that it will not assert or seek to assert against any director, officer or employee of the Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 28.6.

            28.8 The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

            28.9 The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto or an Instructing Group may at any time terminate the appointment of the Agent by giving not less than sixty days' prior written notice to the Agent, copied to all parties hereto, Provided that no such resignation or termination shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 28.

            28.10 If the Agent gives notice of its resignation, or its appointment is terminated, pursuant to Clause 28.9, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself which shall be a reputable and experienced bank or other financial institution.

            28.11 If a successor to the Agent is appointed under the provisions of Clause 28.10, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 28 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

            28.12 It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers nor any of them:

            (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by either of the Obligors in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent and the Arrangers or any of them); or

            (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

            28.13 In acting as Agent for the Banks, the Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 28, in the event that the Agent should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to the Agent in such other capacity may be treated as confidential by the Agent.

                                     Part 13

                            ASSIGNMENTS AND TRANSFERS

            29. Benefit of Agreement

            This Agreement shall be binding upon and ensure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

            30. Assignments and Transfers by the Obligors

            Neither of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

            31. Assignments and Transfers by Banks

            31.1. Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 31.3 all or any of its rights, benefits and obligations hereunder Provided that (i) no such assignment or transfer (other than to an affiliate of such Bank having its Facility Office in a country in which another Bank has its Facility Office) may be made without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed and to be deemed to have been given if a response to a request for such consent is not received from the Borrower by such Bank within fifteen business days of such request (incorporating such fifteen business days deadline) being made, and (ii) no such transfer or assignment may be made if the result thereof, at the time of such transfer or assignment or immediately thereafter would be that either Obligor would be liable to pay an additional amount or amounts pursuant to Clauses 11.1 or 13.1 which additional amount or amounts would not have been payable had no such transfer or assignment occurred unless the transferee or assignee accept responsibility to reimburse such Obligor for any additional amount or amounts.

            31.2 If any Bank assigns all of any of its rights and benefits hereunder in accordance with Clause 31.1, then, unless and until the assignee has agreed with the Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

            31.3 If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 31.1, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the
Agent:

            (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 31.3 as "discharged rights and obligations");

            (ii) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Tranferee have assumed and/or acquired the same in place of such Obligor and such Bank; and

            (iii) the Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

            31.4 On the date upon which a transfer takes effect pursuant to Clause 31.3, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of $800, payable under pre-advice, and notwithstanding the provisions of Clause 31.3 such transfer shall not be effective until such transfer fee is received by the Agent.

            32. Disclosure of Information

            Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about this Agreement or the Obligors and the Group as such Bank shall consider appropriate.

                                    Part 14

                                 MISCELLANEOUS

            33. Calculations and Evidence of Debt

            33.1 Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in the case of any Advance denominated in sterling, 365 days or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

            33.2 Any repayment of an Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Dollar Amount of such Advance proportionately.

            33.3 If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

            33.4 Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

            33.5 The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder and each Bank's share therein, (ii) the amount of all principal, interest and other sums due or to become due from either of the Obligors to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

            33.6 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 33.4 and 33.5 shall in the absence of mainfest error be conclusive evidence of the existence and amounts of the obligations of the Obligors therein recorded.

            33.7 A certificate of a Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 11.1 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 11.2 or 13.1 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement.

            33.8 A certificate of the Agent as to the amount as any time due from the Borrower hereunder or the amount which, but for any of the obligations of the Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from the Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Part 8.

            34. Remedies and Waivers

            No failure to exercise, nor any delay in exercising, on the part of the Agent, the Arrangers and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

            35. Partial Invalidity

            If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            36. Notices

            36.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, telefax or letter save that any Notice of Drawdown or other communication of instructions for payment to be made by one person to another hereunder shall be made by telex or letter.

            36.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (and the appropriate answerback received) (in the case of any communication made by telex) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address or (in the case of any communication of telefax) when actually received Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department identified with the Agent's signature below (or such other department as the Agent shall from time to time specify for this purpose) and provided further that if the time of receipt of any communication or document is not a business day in the country of the addressee or is not within working hours, such communication or document shall be deemed to have been received at the opening of business on the next business day.

            36.3 Each communication and document (except for the documents set out in paragraphs 1 and 2 of the Third Schedule) made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof in English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof and, in this case, the English translation shall be conclusive unless the communication or document is a statutory or other official document.

                                     Part 15

                              LAW AND JURISDICTION

            37. Law

            This Agreement shall be governed by, and shall be construed in accordance with, English law.

            38. Jurisdiction

            38.1 Each of the parties hereto irrevocably agrees for the benefit of each of the Agent, the Arrangers and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

            38.2 Each of the Obligors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 38.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

            38.3 Each of the Obligors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in England, to Incentive Group Limited, c/o Munters Ltd, Blackstone Road, Huntingdon, Cambs PE18 6EP, England or other its principal place of business for the time being. If the appointment of the person mentioned in this Clause 38.3 ceases to be effective in respect of either or both Obligors, such Obligor or Obligors shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to such Obligor or Obligors. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

            38.4 The submission to the jurisdiction of the courts referred to in Clause 38.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Arrangers and the Banks or any of them to take proceedings against either of the Obligors in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

            38.5 Each of the Obligors hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such action or proceeding.

            38.6 To the extent that either of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

            AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                                    The Banks

Bank                                                Commitment (US$)

Deutsche Bank Luxembourg S.A.                          50,000,000

Enskilda, Skandinaviska Enskilda Banken                44,000,000

Svenska Handelsbanken                                  44,000,000

Banque Nationale de Paris, London Branch               28,000,000

Citibank International Plc, Sweden Branch              28,000,000

Commerzbank International S.A.                         28,000,000

Credit Lyonnais France Bankfilial                      28,000,000

The Dai-Ichi Kangyo Bank, Limited                      28,000,000

Den Danske Bank Aktieselskab                           28,000,000

Dresdner Bank Luxembourg S.A.                          28,000,000

The Mitsubishi Bank, Limited                           28,000,000

RBC Finance B.V.                                       28,000,000

Societe Generale                                       28,000,000

The Sumitomo Bank, Limited                             28,000,000

ABN AMRO Bank N.V., Stockholm
Branch                                                 18,000,000

Midland Bank plc                                       18,000,000

Standard Chartered Bank                                18,000,000
                                                       ----------

Total                                                 500,000,000

                               THE SECOND SCHEDULE

                          Form of Transfer Certificate

            To: Deutsche Bank Luxembourg S.A.

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 24 May, 1995 whereby a U.S.$500,000,000 multicurrency revolving credit facility was made available to Incentive Treasury AB as borrower under the guarantee of Incentive AB as guarantor by a group of banks on whose behalf Deutsche Bank Luxembourg S.A. acted as agent in connection therewith.

            1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

            2. The Bank (i) confirms that the details in the schedule hereto under the heading "Bank's Commitment" or "Advance(s)" accurately summarizes its Commitment and/or, as the case may be, its participation in, and the Term and Repayment Date of, one or more existing Advances and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

            3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 31.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

            4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

            5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

            6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of any member of the Group or for the performance and observance by the Borrower or the Guarantor of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

            7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to
(i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower, the Guarantor or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

            8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

            1. Bank:

            2. Transferee:

            3. Transfer Date:

            4. Commitment:

            Bank's Commitment                        Portion Transferred

            5. Advance(s):


            Amount of                   Term and
            Bank's                      Repayment                   Portion
            Participation               Date                        Transferred

[Transferor Bank]                        [Transferee Bank]


By:                                      By:


Date:                                    Date:

                      Administrative Details of Transferee

            Address:

            Contact Name:

            Account for Payments
            in dollars:

            Telex:

            Telephone:

            Facsimile:

                               THE THIRD SCHEDULE

                          Condition Precedent Documents

            1. In relation to each of the Obligors:

                  (i) a copy, certified a true copy by a duly authorised officer of such Obligor, of the certificate of registration, issued by the Patent- and Registration Office, and the articles of association of such Obligor; and

                  (ii) a copy, certified a true copy by a duly authorised
            officer of such Obligor, of a Board Resolution of such Obligor approving the execution, delivery and performance of this Agreement and the terms and conditions hereof.

            2. An opinion of the Borrower's and Guarantor's Swedish Counsel dated on or after the date of this Agreement and in substantially the form set out in the Swedish Schedule.

            3. An opinion of the Bank's Swedish Counsel dated on or after the date of this Agreement and in substantially the form set out in the Eighth Schedule.

            4. An opinion of Clifford Chance, solicitors to the Agent dated on or after the date of this Agreement and, in substantially the form distributed to the Banks prior to the execution hereof.

            5. Evidence that Incentive Group Limited, c/o Munters Ltd, Blackstone Road, Huntingdon, Cambs PE18 6EP. England has agreed to act as the agent of the Obligors for the service of process in England.

                               THE FOURTH SCHEDULE

                               Notice of Drawdown

            From: Incentive Treasury AB

            To:   Deutsche Bank Luxembourg S.A.

            Dated:

            Dear Sirs,

            1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 24 May, 1995, and made between Incentive Treasury AB as borrower, Incentive AB as guarantor, Deutsche Bank Luxembourg S.A. and Enskilda, Skandinaviska Enskilda Banken as arrangers, Deutsche Bank Luxembourg S.A. as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

            2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

                  (i)   Currency:

                  (ii)  Dollar Amount:

                  (iii) Drawdown Date:

                  (iv)  Term:

            [3. If it is not possible, pursuant to Clause 6.5 of the Facility Agreement, for the Advance to be made in the currency specified, we would wish the Advance to be denominated in dollars.]

            [3/4.] We confirm that, at the date hereof, the representations set out in Clause 15.1 and 15.2 (except sub-Clauses 15.2 (v) and (viii)) of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

            [4/5.] The proceeds of this drawdown should be credited to [insert account details].


                                Yours faithfully


                              for and on behalf of
                             [Incentive Treasury AB]

                               THE FIFTH SCHEDULE

                             European Currency Unit

            1. For the purposes of this Agreement and subject to paragraph 2 below, "ECU" means the unit of account known as the ECU that is at present used in the European Monetary System. Pursuant to Council Regulation (EEC) No. 1971/89 of 19 June, 1989 and No. 3320/94 of 22 December, 1994 the ECU is at present valued on the basis of specified amounts of the currencies of the member states of the European Union as shown below:

                                 0.6242  German Mark

                                0.08784  Pound Sterling-

                                  1.332  French Francs

                                  151.8  Italian Lire

                                 0.2198  Dutch Guilder

                                  3.301  Belgian Francs

                                  0.130  Luxembourg Franc

                                 0.1976  Danish Krone

                                   1.44  Greek Drachma

                               0.008552  Irish Pound

                                  6.885  Spanish Peseta

                                  1.393  Portuguese Escudo

            This basis may be changed by the European Union from time to time, including changes in the components in which event the basis of valuation of the ECU will change accordingly.

            2. If the Agent makes a declaration pursuant to Clause 22.2 then the equivalent of the ECU in each of the component currencies as of any day (the "Day of Valuation") shall be determined by the Agent as follows:

                  The components of the ECU for this purpose (the "Components")
            shall be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System*; provided, however, that, if the ECU is being used for the settlement of transactions by public institutions of or within the European Union or if it was so used after its most recent use in the European Monetary System, the Components shall be:

                        (i) the currency amounts that are components of the ECU
                  as so used as of the Day of Valuation; or

                        (ii) the currency amounts that were components of the
                  ECU when it was most recently so used*, as the case may be.

                  The equivalent of the ECU in a component currency thereof
            shall first be calculated as the sum of the dollar equivalents of the Components, and the equivalent of the ECU in such component currency shall then be calculated on the basis of the dollar equivalent of the ECU, using the same rates as those used for determining the dollar equivalents of the Components as set forth below.

            Unless otherwise specified by the Agent, the dollar equivalent of each of the Components shall be the arithmetic mean determined by the Agent on the basis of the middle spot delivery quotations prevailing at 11.00 a.m. London time in the London Foreign Exchange Market on the Day of Valuation, as obtained by the Agent from the Reference Banks.**

            Unless otherwise specified by the Agent, in the event that there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

            * In the event that the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. In the event that two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. In the event that any component currency should be divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies each of which shall be equal in the amount of the former component currency divided by the number of currencies into which that currency was divided.

            ** In the event no such direct quotations are available for a component currency on a Day of Valuation from any of the Reference Banks because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations of the Reference Banks for that currency obtained by the Agent shall be used in computing the equivalent of the ECU on such Day of Valuation, provided, however, that such most recent quotations may be used only if they were prevailing not more than two business days in the country of issue before such Day of Valuation. Beyond such period of two business days, the Agent shall determine the dollar equivalent of such Component on the basis of cross rates derived from middle spot delivery quotations for such component currency and for dollars prevailing at 11.00 a.m. London time on such Day of Valuation, as obtained by the Agent from two or more major banks, as selected by the Agent. Within such period of two business days, the Agent shall determine the dollar equivalent of such Component on the basis of such cross rates if the Agent judges that the equivalent so calculated is more representative than the dollar equivalent calculated on the basis of such most recent direct quotations.

            3. All determinations made by the Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding upon the Borrower and the Guarantor.

                               THE SIXTH SCHEDULE

                             Form of LC Notification

            From: Incentive Treasury AB and relevant Bank or Banks

            To:   Deutsche Bank Luxembourg S.A.

            Dear Sirs,

            1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 24 May, 1995, and made between Incentive Treasury AB as borrower, Incentive AB as guarantor, Deutsche Bank Luxembourg S.A. and Enskilda, Skandinaviska Enskilda Banken as arrangers, Deutsche Bank Luxembourg S.A. as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

            2. We hereby give you notice that we have entered into a LC Agreement and hereby deliver this LC Notification to you pursuant to Clause 10.4 as follows:-

                  (i)   Currency and Amount of Letter of Credit...............

                  (ii)  Dollar Amount of Letter of Credit.....................

                  (iii) Issue Date of Letter of Credit........................

                  (iv)  Expiry Date of Letter of Credit.......................

            3. We hereby request that the Commitment of [Bank] be reduced by [insert Dollar Amount set out in (ii) rounded down to the nearest $10,000,000] with effect from [Issue Date].


            Yours faithfully,


            for and on behalf of [Bank]           for and on behalf of Incentive
            or [Banks]                            Treasury AB

                              THE SEVENTH SCHEDULE

            Opinion of the Borrower's and Guarantor's Swedish Counsel

            To: Deutsche Bank Luxembourg S.A. as agent on its own behalf and for and on behalf of the Arrangers and the Banks referred to in the Facility Agreement mentioned below.

            Dear Sirs,

            1. We have acted on behalf of Incentive Treasury AB and Incentive AB in connection with an agreement (the "Facility Agreement") date 24 May, 1995 and made between Incentive Treasury AB as borrower, Incentive AB as guarantor, Deutsche Bank Luxembourg S.A. and Enskilda, Skandinaviska Enskilda Banken as arrangers, Deutsche Bank Luxembourg S.A. as agent and the financial institutions defined therein as Banks.

            2. Terms defined in the Facility Agreement shall have the same meaning herein.

            3. We have examined a signed copy of the Facility Agreement and such other documents as we have considered it necessary or desirable to examine and, on the assumption that the Facility Agreement is valid and legally binding under English law (and subject as mentioned below), we are of the opinion that the statements set out in Clause 15.1 (i) - (x) of the Facility Agreement are true insofar as the same relate to the Obligors.

            4. This opinion is confined to matters of Swedish law and no opinion is expressed as to the laws of any other jurisdiction.

            5. We have assumed the following:

            1. the Facility Agreement is within the capacity and power of and has been validly authorized, executed and delivered by and is binding on the parties thereto, other than the Obligors, which matters we have not independently verified; and

            2. the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified.

            The qualifications to which this opinion is subject are as follows:

            1. The availability in Swedish courts of equitable remedies, such as injunction and specific performance, is restricted under Swedish law.

            2. Swedish courts may award judgments expressed in foreign currencies, but an enforcement in Sweden by the execution authorities of a payment order in the judgement can generally only be performed in Swedish Kronor. Enforcement in Sweden of such judgments would, if implemented in Swedish Kronor, be generally at the rate of exchange prevailing at the date of enforcement rather than at the date of judgment.

            3. Nothing in this opinion must be taken as indicating that obligations would be specifically enforceable and an enforcement of any agreement or instrument may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation, and other laws of general application regarding or affecting the rights of creditors.

            4. Pursuant to the Swedish Contract Act, a contract term may be modified or set aside if it is adjudged to be unreasonable. Where any party to an agreement is vested with a discretion or may determine a matter in its opinion, Swedish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds and a provision that a certain determination is conclusive and binding will not prevent judicial enquiry into the merits of any claim by an aggrieved party.

            5. A Swedish court may reject the right to take proceedings in Sweden if proceedings which have or may lead to a judgment which is enforceable in Sweden have already been taken in another court of competent jurisdiction within or outside Sweden.

            6. In giving the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Obligors and of public officials.

            7. This opinion is confined to and is given on the basis of Swedish law as it exists at the date hereof. We have made no investigations of the laws of England as a basis for this opinion and do not express or imply any opinion thereon.

            8. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Facility Agreement referred to herein or the transactions contemplated by such agreement.

            This opinion is addressed to you and, without our express consent, is not to be transmitted to any other person, nor is it to be relied upon by any other person or for any purpose.


            Yours faithfully,
            ADVOKATFIRMAN VINGE


            Hans Wibom

                               THE EIGHTH SCHEDULE

                      Opinion of the Banks' Swedish Counsel

To:   the Arrangers and the Banks
      (each as defined in the Facility
      Agreement referred to below)

      and

      Deutsche Bank Luxembourg S. A.
      as Agent

                                                           Stockholm, [  ], 1995

Dear Sirs,

      Re: US $ 500,000,000 Multicurrency Revolving Credit Facility dated 24 May, 1995, (the "Facility Agreement") for Incentive Treasury AB as Borrower and guaranteed by Incentive AB as Guarantor

            1. We have acted as your legal advisers in Sweden in connection with the Facility Agreement made between the Borrower, the Guarantor, the Arrangers, the banks and other financial institutions listed on the signature pages of the Facility Agreement as lenders participating in the Revolving Credit Facility and the Agent.

            2. For the purposes of this opinion, we have examined and relied upon:

            (a) a conformed copy of the Facility Agreement;

            (b) a copy of each of the Borrower's and the Guarantor's articles of association;

            (c) a copy of the registration certificate of the Borrower issued by
      the Parent and Registration Office on [    ];

            (d) a copy of the registration certificate of the Guarantor issued
      by the Patent and Registration Office on [    ];

            (e) a copy of a Board Resolution of the Borrower passed at a meeting
      of its board of directors on [    ] approving the entering into the
      Facility Agreement;

            (f) a copy of a board resolution of the Guarantor passed at a
      meeting of its board of directors held on [    ] approving the giving of
      its guarantee under the Facility Agreement;

            (g) a copy of the power of attorney dated [    ], 1995 authorizing
      Mr. [    ] and Mr. [    ] jointly to sign the Facility Agreement on behalf
      of the Borrower; and

            (h) a copy of the power of attorney dated [    ], 1995 authorizing
      Mr. [    ] and Mr. [    ] jointly to sign the Facility Agreement on behalf
      of the Guarantor.

            3. We have assumed the following:

            (A) the Facility Agreement is within the capacity and power of and has been validly authorized, executed and delivered by and is binding on the parties thereto, other than the Borrower and the Guarantor, which matters we have not independently verified;

            (B) the Facility Agreement and the rights and obligations created thereby are valid and legally binding under the laws of England, by which they are expressed to be governed; and

            (C) the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

and we have found nothing to indicate that such assumptions are not fully justified.

            Terms defined in the Facility Agreement shall, when used in this opinion, have the same meanings herein as therein unless otherwise defined.

            4. Based on the foregoing, we are of the opinion that, so far as the laws of Sweden are concerned that the statements set out in Clause 15.1 of the Facility Agreement are true and correct as far as they relate to each Obligor respectively.

            5. the qualifications to which this opinion is subject are as follows:

            (1) The availability in Swedish courts of equitable remedies, such as injunction and specific performance, is restricted under Swedish law.

            (2) Swedish courts may award judgments expressed in foreign currencies (including $, sterling and ECU), but an enforcement in Sweden by the execution authorities of a payment order in the judgment can generally only be performed in Swedish kronor ("SEK"). Enforcement in Sweden of such judgments would, if implemented in SEK, be generally at the rate of exchange ruling at the date of enforcement rather than at the date of judgment.

            (3) Nothing in this opinion must be taken as indicating that obligations would be specifically enforceable and an enforcement of any agreement or instrument may be limited by bankruptcy, insolvency, liquidation, reorganisation, limitation, and other laws of general application regarding or affecting the rights of creditors.

            (4) Pursuant to the Swedish Contract Act, a contract term may be modified or set aside if it is adjudged to be unreasonable. Where any party to an agreement is vested with a discretion or may determine a matter in its opinion, Swedish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds and a provision that a certain determination is conclusive and binding will not prevent judicial enquiry into the merits of any claim by an aggrieved party. Although the Facility Agreement is subject to English law, we cannot express any opinion whether a Swedish court would find such equitable rules of the Swedish Contracts Act applicable either directly or by reason of Swedish public policy. However, in our opinion, having regard to all the relevant circumstances, even if such rules of the Swedish Contracts Act did apply, neither the Facility Agreement nor the terms thereof would be subject to modification or being set aside pursuant to such rules.

            (5) A Swedish court may reject the right to take proceedings in Sweden if proceedings which have or may lead to a judgment which is enforceable in Sweden have already been taken in another court of competent jurisdiction within or outside Sweden.

            (6) In giving the foregoing opinion, we have relied as to certain factual matters upon certificates by officers of the Borrower, the Guarantor and by public officials.

            (7) This opinion is confined to and is given on the basis of Swedish law as it exists at the date hereof. We have made no investigations of the laws of England as a basis for this opinion and do not express or imply any opinion thereon.

            (8) This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Facility Agreement.

            This opinion is addressed to you and, without our express consent, is not to be transmitted to any other person, nor is it to be relied upon by any other person (in each case other than your legal advisers) or for any purpose other than in connection with the Facility Agreement.


                                Yours faithfully


                       HELLSTROM & PARTNERS ADVOKATBYRA HB


                                Peter Sederowsky

                               THE NINTH SCHEDULE

                              Associated Costs Rate

            1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England in respect of Advances denominated in sterling will be calculated by the Agent in relation to each Advance on the basis of rates to be supplied by each of the Reference Banks by reference to the circumstances existing on the first day of the Term in respect of such Advance and, if such Term exceeds three months, at three calendar monthly intervals from the first day of such Term during its duration in accordance with the following formula:

            AB + C(B - E) + D(B - F)      per cent. per annum
            ------------------------
                 100 - (A + D)

Where:

      A is the percentage of eligible liabilities which such Reference Bank is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements;

      B is the percentage rate per annum at which sterling deposits are offered by such Reference Bank in accordance with its normal practice, for a period equal to (i) the Term (or, as the case may be, remainder of such Term) in respect of the relevant Advance or
            (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11.00 a.m. in a sum approximately equal to the amount of such Advance.

      C is the percentage of eligible liabilities which such Reference Bank is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt edged market makers.

      D is the percentage of eligible liabilities which such Reference Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

      E is the percentage rate per annum at which members of the LDMA are offered sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from such Reference Bank for such period as determined in accordance with B above at or about 11.00 a.m.

      F is the percentage rate per annum payable by the Bank of England to such Reference Bank on interest bearing special deposits.

            2. For the purposes of this Schedule "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

            3. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

            4. In application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

            5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

            6. A negative result obtained by subtracting E from B or F from B shall be taken as zero.

            7. The arithmetic mean of the resulting figures for each Reference Bank shall be calculated and shall then be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

            8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Term to which they relate.

            9. The determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

            10. The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all the parties hereto any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in sterling (including without limitation, any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

The Borrower

INCENTIVE TREASURY AB


By:

Address: Hamngatan 2
         P.O. Box 7594
         S-103 93 Stockholm
         SWEDEN


The Guarantor

INCENTIVE AB


By:

Address: P.O. Box 7373
         S-103 91 Stockholm
         SWEDEN


The Arrangers

DEUTSCHE BANK LUXEMBOURG S.A.


By:

Address: 2, boulevard Konrad Adenauer
         L-1115 Luxembourg
         GRAND DUCHY of LUXEMBOURG


ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN


By:

Address: 2 Cannon Street
         London EC4M 6XX
         ENGLAND

The Agent

DEUTSCHE BANK LUXEMBOURG S.A.


By:

Address: 2, boulevard Konrad Adenauer
         L-1115 Luxembourg
         GRAND DUCHY of LUXEMBOURG

Telefax:    (+ + 352) 421 22 287
Attention:  Loan Department, Swedish Desk


The Banks

DEUTSCHE BANK LUXEMBOURG S.A.


By:

Address: 2, boulevard Konrad Adenauer
         L-1115 Luxembourg
         GRAND DUCHY of LUXEMBOURG

Telefax:    (+ + 352) 421 22 287
Attention:  Loan Department, Swedish Desk


ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN


By:

Address: 2 Cannon Street
         London EC4M 6XX
         ENGLAND

Telefax:    (+ + 44 171) 638 24 98
Attention:  Antoinnette Hennessy

SVENSKA HANDELSBANKEN


By:

Address: Blasieholmstorg 11
         S-106 70 Stockholm
         SWEDEN

Telefax:  (+ + 46 8) 701 20 58
          Goran Helen


BANQUE NATIONALE DE PARIS, LONDON BRANCH


By:

Address: 8-13 King William Street
         P.O. Box 416
         London EC4P 4HS
         ENGLAND

Telefax:    (+ + 44 171) 929 0310
Attention:  Keith Osgood, European Desk
            Loan Administration Department -
            Commitments Section


CITIBANK INTERNATIONAL PLC, SWEDEN BRANCH


By:

Address: Box 1422
         Norrlandsgatan 15
         S-111 84 Stockholm
         SWEDEN

Telefax:    (+ + 46 8) 611 48 43
Attention:  Johan Sjogren

COMMERZBANK INTERNATIONAL S.A.


By:


Address: 11, rue Notre-Dame
         L-2240 Luxembourg
         GRAND DUCHY OF LUXEMBOURG

Telefax:    (+ + 352) 477911-419
Attention:  Loan Department


CREDIT LYONNAIS SWEDEN


By:

Address: Norrlandsgatan 20
         Box 26 149
         S-100 41 Stockholm
         SWEDEN

Telefax:    (+ + 46 8) 611 13 94
Attention:  James Gibson


THE DAI-ICHI KANGYO BANK, LIMITED


By:

Address: DKB House
         24 King William Street
         London EC4R 9DB
         ENGLAND

Telefax:    (+ + 44 171) 929 31 97
Attention:  Jennifer A. Davies

DEN DANSKE BANK AKTIESELSKAB, LONDON BRANCH


By:

Address: 75 King William Street
         London EC4N 7DT
         ENGLAND

Telefax:    (+ + 44 171) 410 49 49
Attention:  Corporate Loan Administration


DRESDNER BANK LUXEMBOURG S.A.


By:

Address: 26, rue du Marche-aux-Herbes
         L-2097 Luxembourg
         GRAND DUCHY OF LUXEMBOURG

Telefax:    (+ + 352) 4760 565
Attention:  Loan Department


THE MITSUBISHI BANK, LlMITED


By:

Address: 6 Broadgate
         Second Floor
         London EC2M 2SX
         ENGLAND

Telefax:    (+ + 44 171) 696 14 54
Attention:  Guy Pashley

RBC FINANCE B.V.


By:

Address: Keizersgracht 604
         NL-1017 EP Amsterdam
         THE NETHERLANDS

Telefax:    (+ + 31 20) 626 21 96
Attention:  I.S.M. Jacometti-Spoelder


SOCIETE GENERALE


By:

Address: 49, rue de Provence
         F-75009 Paris
         FRANCE

Telefax:    (+ + 33 1) 42 13 68 21
Attention:  Christopher Baines
            MARC/FIN/Ing


THE SUMITOMO BANK, LIMITED


By:

Address: Temple Court
         11 Queen Victoria Street
         London EC4N 4TA
         ENGLAND

Telefax:    (+ + 44 171) 236 0049
Attention:  A.S. Moses

ABN AMRO BANK N.V., STOCKHOLM BRANCH


By:

Address: Box 7826
         S-103 97 Stockholm
         SWEDEN

Telefax:    (+ + 46 8) 679 40 90
Attention:  Anita Eriksson, Credit Administration


MIDLAND BANK PLC, STOCKHOLM BRANCH


By:

Address: Box 7615
         S-103 94 Stockholm
         SWEDEN

Telefax:    (+ + 46 8) 454 54 54
Attention:  Ann Kuller


STANDARD CHARTERED BANK


By:

Address: 1 Aldermanbury Square
         London EC2V 75B
         ENGLAND

Telefax:    (+ + 44 171) 280 7791
Attention:  Andy Mills

                               AMENDMENT AGREEMENT

                                   relating to

                                U.S.$ 500,000,000

                MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT

                                     between

                          INCENTIVE TREASURY AB (PUBL)

                                   as borrower

                               INCENTIVE AB (PUBL)

                                  as guarantor

                          DEUTSCHE BANK LUXEMBOURG S.A.
                ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

                                  as arrangers

                          DEUTSCHE BANK LUXEMBOURG S.A.

                                    as agent

                                       and

                                     OTHERS

                                 Clifford Chance
                                    Frankfurt

           THIS AMENDMENT AGREEMENT is made the 4th day of March 1996

            BETWEEN

            (1) INCENTIVE TREASURY AB (PUBL) (the "Borrower");

            (2) INCENTIVE AB (PUBL) (the "Guarantor");

            (3) DEUTSCHE BANK LUXEMBOURG S.A. and ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) (the "Arrangers");

            (4) DEUTSCHE BANK LUXEMBOURG S.A. (the "Agent"); and

            (5) THE FINANCIAL INSTITUTIONS named on the signature pages hereto (the "Banks").

            WHEREAS

            (A) By a multicurrency revolving credit facility agreement (the "Original Facility Agreement") dated 24 May 1995 and made between the Borrower, the Guarantor, the Arrangers, the Agent and the Banks, the Banks have agreed to make available to the Borrower a multicurrency revolving credit facility up to a maximum amount of $ 500,000,000 on the terms and subject to the conditions therein set out.

            (B) The Borrower and the Guarantor have requested that certain amendments be made to the terms and conditions of the Original Facility Agreement and the Arrangers, the Agent and the Banks have agreed to such request.

            (C) The Borrower, the Guarantor, the Arrangers, the Agent and the Banks have agreed that the terms and conditions of the Original Facility Agreement shall be amended as set out herein.

            NOW IT IS HEREBY AGREED as follows:

            1. Interpretation

            1.1 In this Amendment Agreement "Effective Date" means the date upon which the conditions precedent set out in Clause 3 are fulfilled.

            1.2 All other terms and conditions used herein shall, unless the context otherwise expressly requires, bear the meaning ascribed to them in the Original Facility Agreement.

            1.3 Subject to the amendments referred to herein, all the provisions of the Original Facility Agreement shall remain in full force and effect in accordance with their terms and all references in the Original Facility Agreement, herein and in any other document or agreement to "Agreement", "Facility Agreement" or to any similar derivative term shall, unless the context otherwise requires, be taken as a reference to the Original Facility Agreement as amended in accordance herewith.

            1.4 Clause headings are for ease of reference only.

            2. Amendments and Effectiveness

            With effect from and as of the Effective Date the Original Facility Agreement shall be, and shall hereby be deemed to be, amended as follows:

            (a) in Clause 1.1 thereof, the following new definitions shall be inserted:

            "ASEA AB Share Disposal" means the sale, transfer, grant, lease or other disposal by a Permitted Owner other than to another Permitted Owner (including as permitted under Clause 17.4 but excluding any ASEA AB Share Transaction) of any of the shares or any of the voting rights in ASEA AB (other than as a result of a re-organisation of the shares of ASEA AB pursuant to which such shares an substituted by shares of equivalent value and representing the same assets);

            "ASEA AB Share Transaction" means the entering into by a Permitted Owner of any short term sale and repurchase transaction in respect of any of the shares or any voting rights in ASEA AB (including any such transaction permitted under Clause 17.4);

            "ASEA AB Share Encumbrance" means the creation by a Permitted Owner of any encumbrance over any of the shares or any of the voting rights in ASEA AB (including any such encumbrance permitted under Clause 17.3);

            "Permitted Owner" means the Guarantor or one or more directly or indirectly wholly owned subsidiaries of the Guarantor.

            (b) in Clause 6.6 thereof, sub-Clause (iii)(b) shall be deleted and the following shall be inserted:

            (b) the representations set out in Clause 15 (except sub-Clauses
      15.2 (v), (viii), and (xiv)) are true on and as of the proposed date for the making of such Advance

            (c) in Clause 15.2 thereof, sub-Clause (xiv) shall be deleted and the following shall be inserted:

            (xiv) a Permitted Owner is the legal and beneficial owner of, with unencumbered title to, 25 per cent. of the shares and 32.9 per cent. of the voting rights of ASEA AB; and

            (d) in Clause 15.3 thereof, the words "(except sub-Clauses 15.2(v) and (viii))" shall be deleted and the following words shall be inserted "(except sub-Clauses 15.2(v), (viii) and (xiv))".

            (e) in Clause 16.1 thereof, sub-Clauses (i) - (iii) shall be deleted and the following new sub-Clauses (i) - (iv) shall be inserted:

            (i) as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (including, in the case of the Guarantor, the consolidated financial statements of the Group) for such financial year together with a certificate issued by the auditors and counter-signed by a duly authorised officer of the Guarantor (a) setting out in reasonable detail the names of the Principal Subsidiaries and the calculation of Relevant Total Assets, Consolidated Relevant Total Assets and Total Borrowings at the end of such financial year and (b) confirming that the Guarantor has been in compliance with its obligations under Clauses 17.7 and 17.8 (if applicable) during such financial year;

            (ii) as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (including, in the case of the Guarantor, the consolidated financial statements of the Group) for such period together with certificates signed by a duly authorised officer of the Guarantor (a) setting out in reasonable detail the names of the Principal Subsidiaries and the calculation of Relevant Total Assets, the Consolidated Relevant Total Assets and Total Borrowings at the end of such period and the amounts of Financial Indebtedness owed by the Guarantor or a Principal Subsidiary and allowed pursuant to Clause 17.5 (i) - (v) inclusive and (b) confirming that the Guarantor has been in compliance with its obligations under Clauses 17.7 and 17.8 (if applicable) during such financial half year;

            (iii) in the event of any ASEA AB Share Disposal, promptly notify the Agent thereof or in the event of any ASEA AB Share Transaction or ASEA AB Share Encumbrance, notify the Agent at least 3 business days prior to any such ASEA AB Share Transaction or ASEA AB Share Encumbrance and, in each case, furnish the Agent (a) within 10 days of such ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance with forecast figures setting out in reasonable detail that for the period from the date of such ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance until the end of the next full quarter of its financial year, the Guarantor shall be in compliance with its obligations under Clause 17.8 and (b) promptly at the end of each financial quarter (excluding the quarter in which such ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance has occurred) during the calendar year in which such ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance has occurred with (x) financial statements for such quarter and (y) a certificate signed by a duly authorised officer of the

      Guarantor confirming that the Guarantor has been in compliance with its obligations under Clause 17.8 during such financial quarter year; and

            (iv) from time to time on the request of the Agent, furnish the Agent with such information about the business, assets, operations or financial condition of the Group as the Agent or any Bank through the Agent may reasonably require unless furnished such information violates any Swedish law or stock regulations.

            (f) in Clause 17.3 thereof, sub-Clauses (x) and (xi) shall be deleted and the following sub-Clauses (x) and (xi) shall be inserted:

            (x) any encumbrance created as a result of short-term sale and repurchase transactions entered into by the Borrower pursuant to Clause
      17.4 (ii) or any encumbrance over cash deposited with any bank, financial institution, stock exchange or clearinghouse with which the Guarantor or a Principal Subsidiary enter into back to back, foreign exchange, swap or derivative transactions in the ordinary course of business and which cash has to be deposited in order for such transactions to be entered into, provided that the amount of cash so encumbered (a) does not at any time exceed 20 per cent. of the aggregate exposure of the relevant counterparties to the Guarantor or a Principal Subsidiary under such transactions at such time or (b) does not at any time exceed 10 per cent. of consolidated total assets of the Group as shown in the latest audited consolidated accounts of the Guarantor; and

            (xi) any other encumbrances other than those referred to in subparagraphs (i) - (x) above, over or affecting assets the aggregate book value of which is less than seven and a half per cent. (7.5%) of the book value of the total assets of the Group as shown in the most recent audited consolidated financial statements of the Guarantor (adjusted from time to time to take into account acquisitions and/or disposals after the date to which such financial statements relate).

            (g) in Clause 17.3 thereof, the following words at the end shall be deleted:

      Provided that the Guarantor shall not create or permit to subsist and procure that no permitted owner under Clause 15.2 (xiv) shall create or permit to subsist (i) any encumbrance over the shares or over the voting rights held by it in ASEA AB and (ii) any encumbrance securing any indebtedness of any Obligor under a LC Agreement.

            (h) Clauses 17.4, 17.5 and 17.6 thereof shall be deleted and the following new Clauses 17.4, 17.5, 17.6. 17.7, 17.8 and 17.9 shall be inserted:

            17.4 Each Obligor shall ensure that neither the Guarantor nor any Principal Subsidiary shall, without the prior consent of an Instructing Group, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets, other than

                  (i) a disposal of assets on an arm's length basis for market value;

                  (ii) a disposal under short term sale and repurchase
            transactions with banks or other financial institutions which transact such business on a regular basis on market terms and in respect of marketable securities held for investment purposes;

                  (iii) a disposal of assets in any one financial year the
            aggregate book value of which is less than 5 % of the total assets of the Group as shown in the then most recent audited consolidated financial statements (adjusted from time to time to take into account acquisitions and/or disposal after the date to which such financial statements relate);

                  (iv) a disposal of assets from a Principal Subsidiary (other than the Borrower) to another Principal Subsidiary; or

                  (v) a disposal of the ASEA AB shares under stocklending
            transactions provided that such disposal is collateralised as to 100 % of the then market value of such ASEA AB shares by cash cover or as to 120 % of the then market value of such ASEA AB shares by government securities rated at least Aa3 by Moody's Investors Service, Inc. or AA- by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and, in each case, such collateral is held in a manner satisfactory to the Agent.

            17.5 Each Obligor shall ensure that no Principal Subsidiary (other than the Borrower and its Subsidiaries) will incur or permit to subsist any Indebtedness with any bank or other institution providing banking services other than

                  (i) Financial Indebtedness owing by a member of the Group to another member of the Group; or

                  (ii) Financial Indebtedness not exceeding Swedish Kronor
            2,000,000,000 of Nybrovikens Kraft AB to the National Pension Insurance Fund in connection with the purchase by Nybrovikens Kraft AB of hydropower assets from the National Pension Insurance Fund; or

                  (iii) Financial Indebtedness of the Guarantor or a Principal
            Subsidiary to the Group Pension Fund where such Financial Indebtedness is in the form of re-borrowing from the Group Pension fund of pension funds deposited with the Group Pension Fund and provided such Financial Indebtedness in aggregate in respect of the Guarantor and the Principal Subsidiaries shall not exceed Swedish Kronor 300,000,000; or

                  (iv) Financial Indebtedness of Gambro not exceeding the
            Swedish Kronor equivalent of $ 300,000,000 above the level of borrowings as at the date hereof (which shall include any undrawn portion of the revolving credit facility dated 15 December 1995 between Gambro AB as borrower, Banque Nationale de Paris as agent and the financial institutions named therein as lenders) and as disclosed to the Agent in the letter from the Borrower to the Agent dated February, 1996; or

                  (v) Financial Indebtedness (other than that referred to in subparagraphs (i), (ii), (iii) or (iv) above) of subsidiaries not exceeding in aggregate the higher of 20 per cent. of Total Borrowings and Swedish Kronor 1,000,000,000

      Provided that in the case of a company or corporation becoming a Principal Subsidiary after the date hereof the above shall not apply in respect of Financial Indebtedness existing on the date of such company or corporation becoming a Principal Subsidiary (which was not incurred in contemplation or in connection with it becoming a Principal Subsidiary) until the anniversary of such date.

            17.6 Each Obligor shall ensure that so long as any one or more Permitted Owner (other than the Guarantor) is the legal and beneficial owner of any of the shares or any of the voting rights of ASEA AB such Permitted Owner will not incur or permit to subsist any Financial Indebtedness other than Financial Indebtedness to another member of the Group.

            17.7 Each Obligor shall ensure that at all times the consolidated financial condition of the Guarantor as evidenced by the then latest financial statements prepared on the same basis as was used in the preparation of the Original Financial Statements of the Guarantor, shall be such that the ratio of Consolidated Net interest Bearing Debt to Consolidated Adjusted Equity shall not exceed 1.0 : 1.0.

            17.8 Each Obligor shall ensure that for each quarter of the financial year in which any ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance occurs (other than in respect of the quarter in the financial year in which such ASEA AB Share Disposal, ASEA AB Share Transaction or ASEA AB Share Encumbrance occurs) and for each six monthly period ending 30 June or 31 December thereafter the consolidated financial condition of the Guarantor, as evidenced by the then latest quarterly, half yearly or yearly financial statements prepared on the same basis as was used in the preparation of the Original Financial Statements of the Guarantor and as evidenced by the certificate delivered pursuant to Clause 16.1(iii), shall be such that the ratio of Consolidated Earnings before Financial Items plus Consolidated Interest Income to Consolidated Interest Expenses shall not be less than 2.0 : 1.0.

            17.9 In Clauses 17.7 and 17.8:

                  (i) "Consolidated Net Interest Bearing Debt" means at any time the aggregate amount of Consolidated Interest Bearing Liabilities less the amount of Consolidated Liquid Assets; and

                  (ii) "Consolidated Adjusted Equity" means at any time the
            aggregate of the amounts paid up or credited as paid up on the issued share capital of the Guarantor and the aggregate amount of reserves including but not limited to:

                        (a) restricted reserves and unrestricted reserves;

                        (b) any balance standing to the credit of the income
                  statement;

                        (c) minority interest; and

                        (d) any surplus value in the Guarantor's consolidated
                  share portfolio (being the difference between the market value of the shares and the bookvalue of the shares recorded in the relevant financial statements)

                        but deducting:

                        (e) any debit balance on the income statement;

                  all as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semi-annual or quarterly consolidated financial statements (adjusted in each case, as appropriate, to take account of any changes in circumstances which occur after the date to which such consolidated financial Statements refer);

                  (iii) "Consolidated Earnings before Financial Items" means in any relevant period the aggregate of revenues less (a) operating expenses and (b) depreciation (including amortisation of goodwill) according to plan, all as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semi-annual or quarterly consolidated financial statements (adjusted in each case, as appropriate, to take account of any changes in circumstances which occur after the date to which such consolidated financial statements refer);

                  (iv) "Consolidated Interest Expense" means in any relevant period the aggregate, of all interest expense as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semi-annual or quarterly consolidated financial statements (adjusted in each case, as appropriate, to take account of any changes in circumstances which occur after the date to which such consolidated financial statements refer);

                  (v) "Consolidated Interest Income" means in any relevant
            period the aggregate, of all interest income as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semi-annual or quarterly consolidated financial statements (adjusted in each case, as appropriate, to take account of any changes in circumstances which occur after the date to which such consolidated financial statements refer);

                  (vi) "Consolidated Interest Bearing Liabilities" means at any time the aggregate of inter alia (a) long term loans, (b) short-term loans and short-term part of long-term loans, (c) utilised part of overdraft facility, (d) promissory note loans and (e) any other liability on which interest is payable all as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semiannual or quarterly consolidated financial statements (adjusted in each case, as appropriate, to take account of any changes in circumstances which occur after the date to which such consolidated financial statements refer); and

                  (vii) "Consolidated Liquid Assets" means at any time cash and marketable securities as determined by reference to the Guarantor's then most recent audited annual or, as the case may be, unaudited semi-annual or quarterly consolidated financial statements (adjusted in each case, as appropriate to take account of any changes in circumstances which occur after the date to which such consolidated financial statements refer).

            All expressions used in the definitions of this Clause 17.9 which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the Kingdom of Sweden consistently applied (as used in the Guarantor's most recent audited annual consolidated financial statements).

            (i) in Clause 18.1 thereof, sub-Clause (v) shall be deleted and the following new sub-Clause (v) shall be inserted:

            (v) (a) my material indebtedness of the Guarantor or any Material Subsidiary is not paid when due after any applicable grace period (expressly provided for in the instrument governing such indebtedness) or if no grace period is provided in such instrument and such nonpayment is solely due to technical or administrative reasons after three business days after the due date, or (b) any material indebtedness of the Guarantor or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default or an event of default (however described), or (c) any creditor or creditors of the Guarantor or any Material Subsidiary become entitled to declare any material indebtedness of the Guarantor or such Material Subsidiary due and payable prior to its specified maturity (for the purpose of this Clause 18.1(v), "material indebtedness" means any indebtedness the aggregate amount of which exceeds US$ 15,000,000 or equivalent) provided that any prepayment, or right to call for prepayment, of the Swedish Kronor 750 million bonds dated 6th July, 1994 issued by the Borrower and guaranteed by the Guarantor with a maturity of 6th July, 1999 or any right to call for prepayment of the Swedish Kroner 250 million floating rate notes dated 6th July, 1994 issued by the Borrower and guaranteed by the Guarantor with a maturity date of 16th June, 1999 solely as a result of an ASEA AB Share Disposal shall not constitute an Event of Default under sub-paragraphs (b) or (c) of this Clause 18.1(v); or

            3. Conditions Precedent

            3.1 The agreement of the Arrangers, the Agent and the Banks to the amendments to the Original Facility Agreement contemplated by this Amendment Agreement shall be subject to the condition that the Agent shall have received the following documents and evidence in all respects satisfactory to the Agent:-

            (i) an opinion of the Borrower's and Guarantor's Swedish Counsel as to such matters relating to Swedish law as the Agent shall require; and

            (ii) such other documents or evidence deemed necessary by the Banks' Swedish Counsel.

            3.2 Upon receipt by the Agent of the conditions precedent in all respects satisfactory to the Agent, the Agent shall promptly notify the Banks to that effect confirming that the Effective Date has occurred.

            4. Representations

            4.1 Each of the Borrower and the Guarantor represents to each of the Agent, the Arrangers and the Banks on the same terms mutatis mutandis as set out in Clauses 15.1 and 15.2 of the

Original Facility Agreement in each case by reference to the facts and circumstances as at the date hereof and as if references therein to "Agreement" and any derivative terms were references to (a) the Original Facility Agreement as the same shall be amended by this Amendment Agreement on the Effective Date and, (b) separately, to this Amendment Agreement. All such representations shall be deemed to be repeated by each respective party on the Effective Date by reference to the facts and circumstances then existing.

            4.2 On the date hereof and on the Effective Date each of the Borrower and the Guarantor warrants, represents and confirms to each of the Agent, the Arrangers and the Banks that no Event of Default or Potential Event of Default has occurred under the Original Facility Agreement.

            5. Guarantee

            The Guarantor hereby accepts and confirms that its obligations as Guarantor under the Original Facility Agreement shall not be affected in any way whatsoever by the entering into of this Amendment Agreement nor the consummation of the transactions contemplated herein and that following the Effective Date it continues to guarantee the obligations of the Borrower as Borrower under the Facility Agreement in accordance with Clauses 19 and 20 thereof.

            6. Miscellaneous

            Clauses 34 (Remedies and Waivers), 35 (Partial Invalidity) and 36 (Notices) of the Facility Agreement shall be deemed to be incorporated herein with reference to this Amendment Agreement as though set out herein mutatis mutandis.

            7. Costs and Expenses

            7.1 The Borrower and the Guarantor shall, from time to time on demand of the Agent, reimburse the Agent and the Arrangers for all reasonable costs and expenses (including legal fees), together with any VAT thereon incurred by them in connection with the negotiation, preparation and execution of this Amendment Agreement and the completion of the transactions herein contemplated.

            7.2 The Borrower and the Guarantor shall, from time to time on demand of the Agent reimburse the Agent, the Arrangers and the Banks for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Arrangers and the Banks under this Amendment Agreement.

            7.3 The Borrower and the Guarantor shall pay all stamp, registration and other taxes to which this Amendment Agreement or any judgement given in connection herewith is or at any time may be subject to and shall, from time to time on demand of the Agent, indemnify the Agent, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

            8. Counterparts

            This Amendment Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original but all the counterparts together shall constitute but one and the same instrument.

            9. Law and Jurisdiction

            9.1 This Amendment Agreement shall be governed by, and shall be construed in accordance with, English law.

            9.2 Clause 38 (Jurisdiction) of the Facility Agreement shall be deemed to be incorporated herein with reference to this Amendment Agreement as though set out herein mutatis mutandis.

            AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

The Borrower

INCENTIVE TREASURY AB (PUBL)


By:


The Guarantor

INCENTIVE AB (PUBL)


By:


The Arrangers

DEUTSCHE BANK LUXEMBOURG S.A.
ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)


By:


The Agent

DEUTSCHE BANK LUXEMBOURG S.A.


By:


The Banks

DEUTSCHE BANK LUXEMBOURG S.A.
ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
SVENSKA HANDELSBANKEN AB (PUBL)
BANQUE NATIONALE DE PARIS, LONDON BRANCH
CITIBANK INTERNATIONAL PLC, SWEDEN BRANCH
COMMERZBANK INTERNATIONAL S.A.
CREDIT LYONNAIS FRANCE BANKFILIAL

THE DAI-ICHI KANGYO BANK, LIMITED
DEN DANSKE BANK AKTIESELSKAB, LONDON BRANCH
DRESDNER BANK LUXEMBOURG S.A.
THE MITSUBISHI BANK, LIMITED
RBC FINANCE B.V.
SOCIETE GENERALE
THE SUMITOMO BANK, LIMITED
ABN AMRO BANK N.V. STOCKHOLM BRANCH
MIDLAND BANK PLC, STOCKHOLM BRANCH
STANDARD CHARTERED BANK

For and on behalf of each of the Banks individually under power of attorney by: